                                                                       EXHIBIT 2

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                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                           SERVICO HOTEL GROUP, INC.,

                                 SERVICO, INC.,

                           IMPAC HOTEL GROUP, L.L.C.,

                                 SHG-S SUB, INC.

                                       AND

                                SHG-I SUB, L.L.C.

                           DATED AS OF MARCH 20, 1998





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                                TABLE OF CONTENTS

                                                                                                  PAGE
                                                                                                  ----
ARTICLE I         The Mergers.......................................................................2
         1.1      Formation of Merger Subsidiaries..................................................2
         1.2      The Mergers.......................................................................2
         1.3      Closing...........................................................................2
         1.4      Effective Time....................................................................2
         1.5      Effect of the Mergers.............................................................3
         1.6      Articles of Incorporation; Articles of Organization; Bylaws;
                  Operating Agreement; Directors and Officers of
                  the Surviving Corporations........................................................3
         1.7      Restated Certificate of Incorporation and Restated Bylaws of SHG..................4

ARTICLE II        Conversion of Securities; Exchange of Certificates................................4
         2.1      Conversion of Securities..........................................................4
         2.2      Conversion of Shares..............................................................4
         2.3      Cancellation of Certain Shares and of Outstanding SHG Common Stock................5
         2.4      Conversion of Common Stock and Membership Interests of
                  Servico Merger Sub and Impac Merger Sub into Common Stock
                  or Membership Interests of the Surviving Corporations.............................5
         2.5      Exchange of Shares Other than Treasury Shares.....................................6
         2.6      Stock Transfer Books..............................................................6
         2.7      No Fractional Share Certificates..................................................7
         2.8      Options to Purchase Servico Common Stock..........................................8
         2.9      Certain Adjustments...............................................................9

ARTICLE III       Representations and Warranties of Servico.........................................9
         3.1      Organization, Standing and Power..................................................9
         3.2      Legal, Valid and Binding Agreement................................................9
         3.3      Authority to do Business..........................................................9
         3.4      No Violation or Conflict..........................................................9
         3.5      Governmental Consents............................................................10
         3.6      Exchange Act Reports; Financial Statements.......................................10
         3.7      Compliance with Laws.............................................................11
         3.8      Legal Proceedings................................................................12
         3.9      Brokers..........................................................................12
         3.10     Absence of Material Adverse Changes..............................................12
         3.11     Capitalization...................................................................12
         3.12     Tax Matters......................................................................13
         3.13     Title to Personal Property and Condition of Assets...............................13
         3.14     Real Property....................................................................13
         3.15     Opinion of Financial Advisor.....................................................13
         3.16     Disclosure.......................................................................14

ARTICLE IV        Representations and Warranties of Impac..........................................14
         4.1      Organization, Standing and Power.................................................14
         4.2      Members' Interest................................................................14
         4.3      Legal, Valid and Binding Agreement...............................................14
         4.4      Authority to do Business.........................................................14




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
         4.5      Articles of Organization and Operating Agreement.................................15
         4.6      Subsidiaries.....................................................................15
         4.7      No Violation or Conflict.........................................................15
         4.8      Governmental Consents............................................................15
         4.9      Impac Statements.................................................................16
         4.10     Compliance with Laws.............................................................16
         4.11     Legal Proceedings................................................................17
         4.12     Brokers..........................................................................17
         4.13     Absence of Material Adverse Changes..............................................17
         4.14     Capitalization...................................................................17
         4.15     Rights, Warrants, Options........................................................18
         4.16     Title to Personal Property and Condition of Assets...............................18
         4.17     Real Property....................................................................18
         4.18     Intangible Property..............................................................19
         4.19     Governmental Authorizations......................................................20
         4.20     Insurance........................................................................20
         4.21     Employment Matters...............................................................20
         4.22     Material Agreements..............................................................22
         4.23     List of Accounts.................................................................23
         4.24     Related Party Transactions.......................................................23
         4.25     Tax Matters......................................................................23
         4.26     Qualifying Transaction...........................................................24
         4.27     Affiliates.......................................................................24
         4.28     Opinion of Financial Advisor.....................................................24
         4.29     Disclosure.......................................................................24

ARTICLE V         Covenants........................................................................24
         5.1      Interim Operations of Impac......................................................24
         5.2      Interim Operations of Servico....................................................26
         5.3      Access...........................................................................26
         5.4      Consents.........................................................................27
         5.5      Reasonable Efforts...............................................................27
         5.6      Notification.....................................................................27
         5.7      No Solicitation..................................................................27
         5.8      Confidentiality..................................................................28
         5.9      Publicity........................................................................28
         5.10     Letters of Accountants...........................................................28
         5.11     Plan of Reorganization...........................................................29
         5.12     Registration Statement; Joint Proxy Statement....................................29
         5.13     Special Meetings.................................................................30
         5.14     Employee Benefits Matters........................................................31
         5.15     Executive Officers...............................................................32
         5.16     Affiliates.......................................................................32
         5.17     Headquarters.....................................................................32
         5.18     Post-Merger SHG Board of Directors...............................................32
         5.19     Stock Exchange Listings..........................................................32
         5.20     Indemnification..................................................................33
         5.21     Guarantees.......................................................................33
         5.22     Registration Rights..............................................................33
         5.23     Termination of Development Agreement; Use of Affiliated Names....................34




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
ARTICLE VI        Additional Agreements............................................................34
         6.1      Survival of the Representations and Warranties...................................34
         6.2      Investigation....................................................................34

ARTICLE VII       Conditions Precedent.............................................................34
         7.1      Mutual Conditions Precedent......................................................34
         7.2      Conditions Precedent to the Obligations of Servico...............................35
         7.3      Conditions Precedent to the Obligations of Impac.................................36
         7.4      Termination......................................................................37

ARTICLE VIII      Miscellaneous....................................................................39
         8.1      Further Assurances...............................................................39
         8.2      Notices..........................................................................39
         8.3      Entire Agreement.................................................................39
         8.4      Assignment.......................................................................39
         8.5      Waiver...........................................................................40
         8.6      No Third Party Beneficiary.......................................................40
         8.7      Severability.....................................................................40
         8.8      Fees and Expenses................................................................40
         8.9      Section Headings.................................................................42
         8.10     Counterparts.....................................................................42
         8.11     Time of Essence..................................................................42
         8.12     Litigation; Prevailing Party.....................................................42
         8.13     Remedies Cumulative..............................................................42
         8.14     Injunctive Relief................................................................43
         8.15     Governing Law....................................................................43
         8.16     Jurisdiction and Venue...........................................................43
         8.17     Certain Definitions..............................................................43

                                    EXHIBITS
                                    --------

EXHIBIT 1.7(a)             Restated Certificate of Incorporation

EXHIBIT 1.7(b)             Restated Bylaws of SHG

EXHIBIT 2.2(c)             Escrow Agreement

EXHIBIT 5.16               Impac Affiliate Letter

EXHIBIT 5.22               Registration Rights Agreement

EXHIBIT 7.2(e)             Opinion of Counsel (Powell, Goldstein, Frazer & Murphy, LLP)

EXHIBIT 7.3(e)             Opinion of Counsel (Stearns Weaver Miller Weissler
                           Alhadeff & Sitterson, P.A.)




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
                                    SCHEDULES
                                    ---------
Schedule 2.2(c)                     Additional Share Conditions and Calculations
Schedule 3.4                        No Violation or Conflict (Servico)
Schedule 3.5                        Governmental Contracts (Servico)
Schedule 3.6                        Exchange Act Reports; Financial Statements
Schedule 3.7                        Environmental Audits and Reports
Schedule 3.7(a)                     Compliance with Laws (Servico)
Schedule 3.8                        Legal Proceedings
Schedule 3.10                       Absence of Material Adverse Changes
Schedule 3.13                       Title to Personal Property and Condition of Assets
Schedule 3.14                       Real Property Owned or Leased by Servico
Schedule 3.14(a)                    Servico Improvements
Schedule 4.2                        Members' Interest
Schedule 4.4                        Authority to do Business
Schedule 4.6                        Impac Subsidiaries
Schedule 4.7                        No Violation or Conflict (Impac)
Schedule 4.8                        Governmental Consents (Impac)
Schedule 4.9                        Impac Statements
Schedule 4.10                       Compliance with Laws (Impac)
Schedule 4.11                       Legal Proceedings
Schedule 4.13                       Absence of Material Adverse Changes
Schedule 4.15                       Rights, Warrants, Options
Schedule 4.16                       Title to Personal Property and Condition of Assets
Schedule 4.17(a)                    Real Property Owned or Leased by Impac or any Impac Subsidiary
Schedule 4.17(b)                    Construction Projects
Schedule 4.19                       Governmental Authorizations
Schedule 4.20                       Insurance Policies
Schedule 4.21(a)                    Labor Relations
Schedule 4.21(b)                    Environmental Policies
Schedule 4.21(c)                    Employment Agreements
Schedule 4.21(d)                    Employee Benefit Plans
Schedule 4.21(e)                    Names of all Managers and Officers of Impac, each Impac Affiliated
                                    Company and each Impac Subsidiary
Schedule 4.22                       Material Agreements
Schedule 4.23                       List of Accounts
Schedule 4.24                       Related Party Transactions
Schedule 4.24(a)                    Tax Matters
Schedule 4.25(c)                    Tax Liability
Schedule 4.27                       Impac Affiliates
Schedule 5.1                        Interim Operations of Impac
Schedule 5.2                        Interim Operations of Servico
Schedule 5.23                       Development Properties
Schedule 7.2(g)                     Debt Restructuring
Schedule 7.3(g)                     Employment Agreements





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                            GLOSSARY OF DEFINED TERMS

DEFINED TERM                               SECTION                       DEFINED TERM                                SECTION
------------                               -------                       ------------                                -------
Additional Shares..........................ss.2.2(c)                     Impac Merger Sub............................Preamble
affiliate..................................ss.8.17(a)                    Impac Pension Plan..........................ss.4.21(d)
Agreement..................................Preamble                      Impac Plans.................................ss.4.21(d)
Allen & Company............................ss.4.12                       Impac Related Parties.......................ss.4.24
Base Number................................ss.2.2(b)                     Impac Related Party.........................ss.4.24
Blue Sky Laws..............................ss.3.5                        Impac Special Meeting.......................ss.5.13(a)
business day...............................ss.8.17(b)                    Impac Subsidiaries..........................ss.4.1
Change of Control..........................ss.8.8(d)                     Impac Surviving Corporation.................ss.1.2(b)
Closing....................................ss.1.3                        Impac Unit..................................ss.2.2(b)
Code.......................................Preamble                      Impac Unit Trust............................ss.2.7(c)
Competing Transaction......................ss.5.7                        Impac Voting Agreement......................Preamble
Construction Projects......................ss.4.17(b)                    Impac Welfare Plan..........................ss.4.21(d)
Designated Date............................ss.5.7(ii)                    Improvements................................ss.4.17(a)
Designated Person..........................ss.7.4(g)                     incentive stock options.....................ss.2.8
Designated Change of Control...............ss.8.8(e)(ii)                 Indemnified Parties.........................ss.5.21
Development................................ss.5.23                       Joint Proxy Statement.......................ss.5.13(a)
Effective Time.............................ss.1.4                        knowledge...................................ss.8.17(d)
employee pension benefit plan..............ss.4.21(d)                    Law.........................................ss.8.17(e)
employee welfare benefit plan..............ss.4.21(d)                    Lehman Brothers.............................ss.3.9
End Date...................................ss.7.4(c)                     Licenses....................................ss.4.19
Environmental Law..........................ss.3.7(b)                     Member......................................ss.4.2
Environmental Permit.......................ss.3.7(b)                     membership interest.........................ss.8.17(f)
ERISA......................................ss.4.21(d)                    Merger Subsidiaries.........................ss.1.1
Escrowed Consideration.....................ss.2.2(c)                     Mergers.....................................Preamble
Excess Shares..............................ss.2.7(b)                     Milestone Date..............................ss.2.2(c)
Exchange Agent.............................ss.2.5                        multiemployer plan..........................ss.4.21(d)
Exchange Act...............................ss.3.5                        New Impac Units.............................ss.2.4(b)
Exchange Fund..............................ss.2.5                        New Servico Common Stock....................ss.2.4(a)
FBCA.......................................Preamble                      Nomura......................................ss.8.8(a)
GAAP.......................................ss.3.6(b)                     NYSE........................................ss.2.7(b)
GLLCA......................................Preamble                      Permitted Exceptions........................ss.4.17
Governmental Entity........................ss.3.5                        Personal Property...........................ss.4.16
group......................................ss.8.8(c)                     person......................................ss.8.17(g)
group health plan..........................ss.4.21                       Presurrender Dividends......................ss.2.5
Hazardous Material.........................ss.3.7(b)                     Real Property...............................ss.4.17(a)
HSR Act....................................ss.3.5                        Registration Statement......................ss.5.13(a)
HW&E.......................................ss.3.9                        Regulations.................................Preamble
Impac......................................Preamble                      Satisfaction Date...........................ss.1.3
Impac Affiliate............................ss.4.27                       SEC.........................................ss.3.6
Impac Affiliate Letter.....................ss.5.17                       Securities Act..............................ss.3.5
Impac Articles of Merger...................ss.1.4                        Servico.....................................Preamble
Impac Director.............................ss.5.19                       Servico Articles of Merger..................ss.1.4
Impac Exchange Ratio.......................ss.2.2(b)                     Servico Common Shares Trust.................ss.2.7(c)
Impac Financial Statements.................ss.4.9                        Servico Common Stock........................Preamble
Impac Material Adverse Effect..............ss.8.17(c)                    Servico Constituents........................ss.3.2
Impac Material Agreements..................ss.4.22(a)                    Servico Director............................ss.5.19
Impac Merger...............................Preamble                      Servico Exchange Ratio......................ss.2.2(a)








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


Servico Financial Statements......................ss.3.6(b)           SHG Common Stock..................................ss.2.2(a)
Servico Material Adverse Effect...................ss.8.17(h)          Special Meetings..................................ss.5.13(a)
Servico Merger....................................Preamble            Stock Plans.......................................ss.5.15(b)
Servico Merger Sub................................Preamble            subsidiaries......................................ss.8.17(i)
Servico Plans.....................................ss.5.15(a)          subsidiary........................................ss.8.17(i)
Servico SEC Reports...............................ss.3.6(a)           Surviving Corporation.............................ss.1.2(b)
Servico Shares....................................ss.2.2(e)           Surviving Corporations............................ss.1.2(b)
Servico Special Meeting...........................ss.5.13(a)          Tax...............................................ss.8.17(j)
Servico Subsidiaries..............................ss.3.1              Third Party.......................................ss.7.4(j)
Servico Surviving Corporation.....................ss.1.2(a)           Trading Period Average............................ss.2.2(b)
Shares............................................ss.2.2(e)           Transaction.......................................Preamble
SHG...............................................Preamble





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






                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of the 20th day of March, 1998, by and among SERVICO, INC., a Florida corporation ("Servico"), SERVICO HOTEL GROUP, INC., a Delaware corporation and a wholly-owned subsidiary of Servico ("SHG"), SHG-S SUB, INC., a Florida corporation and a wholly-owned subsidiary of SHG ("Servico Merger Sub"), IMPAC HOTEL GROUP, L.L.C., a Georgia limited liability company ("Impac") and SHG-I SUB, L.L.C., a Georgia limited liability company and a wholly-owned subsidiary of SHG ("Impac Merger Sub").

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of Servico and the Manager of Impac have determined that it is in the best interests of their respective companies, shareholders and members to combine their respective businesses in a merger transaction to be effected as set forth in this Agreement (the "Transaction");

         WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Business Corporation Act of the State of Florida (the "FBCA") and the Georgia Limited Liability Company Act (the "GLLCA"), SHG will acquire all of the common stock of Servico and all of the membership interests of Impac through the merger of Servico Merger Sub with and into Servico (the "Servico Merger") and the merger of Impac Merger Sub with and into Impac (the "Impac Merger") and the shareholders and members of Servico and Impac, respectively, will receive shares of common stock of SHG as set forth herein;

         WHEREAS, as a result of the Servico Merger and the Impac Merger (collectively, the "Mergers"), (i) Servico will be a wholly-owned subsidiary of SHG, (ii) Impac will be a wholly-owned subsidiary of SHG, (iii) the shareholders of Servico will become shareholders of SHG and (iv) the members of Impac will become shareholders of SHG;

         WHEREAS, in furtherance of the Transaction, the Board of Directors of Servico has adopted this Agreement and the Mergers as contemplated by this Agreement and has recommended that the holders of common stock, par value $.01 per share, of Servico ("Servico Common Stock") vote to approve this Agreement and the terms of the Mergers as contemplated by this Agreement;

         WHEREAS, in furtherance of the Transaction, the Manager of Impac has approved this Agreement and the Mergers as contemplated by this Agreement and has recommended that the members of Impac vote to approve this Agreement and the terms of the Mergers as contemplated by this Agreement;

         WHEREAS, concurrently with the execution of this Agreement and as an inducement to Servico to enter into this Agreement, certain members of Impac, representing in excess of fifty-one percent (51%) of the outstanding Class A Ordinary Membership Interests of Impac have entered into a voting agreement (the "Impac Voting Agreement") pursuant to which the Members, among other things, have agreed to vote in favor of the approval of this Agreement and the Mergers contemplated hereby, upon the terms and subject to the conditions set forth therein; and



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



         WHEREAS, for United States federal income tax purposes, it is intended that the Servico Merger qualify as a reorganization under the provisions of Sections 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations thereunder (the "Regulations"), and it is further intended that the Impac Merger qualify as a transfer of property described in Section 351 of the Code and the Regulations thereunder.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGERS
                                   -----------

         1.1 FORMATION OF MERGER SUBSIDIARIES. SHG has formed Servico Merger Sub and Impac Merger Sub (collectively, the "Merger Subsidiaries") under the FBCA and the GLLCA, respectively, as wholly-owned subsidiaries of SHG. Each of the Merger Subsidiaries has been formed solely to facilitate the Mergers and shall conduct no business or activity other than in connection with the Mergers. SHG shall, and Servico shall cause SHG to, execute formal written consents under
Section 607.0704 of the FBCA and Section 14-11-309 of the GLLCA, respectively, as the sole shareholder and member of each of the Merger Subsidiaries, approving the execution, delivery and performance of this Agreement by each of the Merger Subsidiaries.

         1.2 THE MERGERS.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the FBCA, at the Effective Time (as defined herein), Servico Merger Sub shall be merged with and into Servico. As a result of the Servico Merger, the separate corporate existence of Servico Merger Sub shall cease and Servico shall continue as the surviving corporation of the Servico Merger as a wholly-owned subsidiary of SHG (the "Servico Surviving Corporation").

                  (b) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the GLLCA, at the Effective Time, Impac Merger Sub shall be merged with and into Impac. As a result of the Impac Merger, the separate corporate existence of Impac Merger Sub shall cease and Impac shall continue as the surviving corporation of the Impac Merger as a wholly owned subsidiary of SHG (the "Impac Surviving Corporation"; either of Servico Surviving Corporation or Impac Surviving Corporation being separately referred to as a "Surviving Corporation" and collectively referred to as the "Surviving Corporations").

         1.3 CLOSING. Unless this Agreement shall have been terminated and the Mergers shall have been abandoned pursuant to Section 7.4 and subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the Transaction shall take place as promptly as practicable (and in any event within three business days) after satisfaction or waiver of the conditions set forth in Article VII, at a closing (the "Closing") to be held at the offices of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., 150 West Flagler Street, Suite 2200, Miami, Florida, 33130, unless another date, time or place is agreed to by Servico and Impac. The date on which all conditions set forth in Article VII have been satisfied or waived shall be referred to as the "Satisfaction Date."

         1.4 EFFECTIVE TIME. At the time of the Closing, the parties shall cause the Mergers to be consummated concurrently, (a) in the case of the Servico Merger, by filing articles of merger (the "Servico Articles of Merger") with the Florida Department of State in such form as required by, and



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



executed in accordance with the relevant provisions of, the FBCA, and (b) in the case of the Impac Merger, by filing articles of merger (the "Impac Articles of Merger") with the Secretary of State of the State of Georgia in such form as required by, and executed in accordance with the relevant provisions of, the GLLCA (the date and time of such filings, or such later date or time as set forth therein, being the "Effective Time").

         1.5 EFFECT OF THE MERGERS. At the Effective Time, the effect of the Servico Merger shall be as provided in the applicable provisions of the FBCA, and the effect of the Impac Merger shall be as provided in the applicable provisions of the GLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, (a) all the property, rights, privileges, powers and franchises of Servico and Servico Merger Sub shall vest in Servico as the Servico Surviving Corporation, and all debts, liabilities and duties of Servico and Servico Merger Sub shall become the debts, liabilities and duties of Servico as the Servico Surviving Corporation, and (b) all the property, rights, privileges, powers and franchises of Impac and Impac Merger Sub shall vest in Impac as the Impac Surviving Corporation, and all debts, liabilities and duties of Impac and Impac Merger Sub shall become the debts, liabilities and duties of Impac as the Impac Surviving Corporation. As of the Effective Time, each of the Surviving Corporations shall be a wholly-owned subsidiary of SHG.

         1.6 ARTICLES OF INCORPORATION; ARTICLES OF ORGANIZATION; BYLAWS; OPERATING AGREEMENT; DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATIONS. Unless otherwise agreed by Servico and Impac before the Effective Time, at the Effective Time:

                  (a) the Articles of Incorporation and the Bylaws of Servico as the Servico Surviving Corporation shall be the Articles of Incorporation and the Bylaws of Servico Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended as provided by such Articles of Incorporation or Bylaws;

                  (b) the Articles of Organization and the Operating Agreement of Impac as the Impac Surviving Corporation shall be the Articles of Organization and the Operating Agreement of Impac Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended as provided by such Articles of Organization or Operating Agreement (the Operating Agreement of Impac in effect prior to the Effective Time being amended and restated in connection with and by virtue of the Impac Merger);

                  (c) subject to the provisions of Section 5.15, the officers of each of Servico and Impac shall be (i) David Buddemeyer, Chief Executive Officer, (ii) Robert Cole, President and (iii) David Buddemeyer and Robert Cole shall hold the positions of Co-Chairmen of the Board of Directors, each of whom shall serve in their respective offices of each of the respective Surviving Corporations from and after the Effective Time, together with such additional officers as may be elected from time to time, in each case until their successors are elected or appointed and qualified or until their resignation or removal in accordance with each Surviving Corporation's Articles of Incorporation and Bylaws or Articles of Organization and Operating Agreement, as the case may be; and

                  (d) the directors of Servico Merger Sub and the managers of Impac Merger Sub immediately prior to the Effective Time shall continue to serve as the directors and managers of their respective Surviving Corporations from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws or Articles of Organization and Operating Agreement, as the case may be.

         1.7 RESTATED CERTIFICATE OF INCORPORATION AND RESTATED BYLAWS OF SHG. Immediately prior to the Effective Time, SHG and Servico shall cause the Certificate of Incorporation and Bylaws of SHG to be amended and restated to read substantially in the form attached hereto as Exhibits 1.7(a) and (b), respectively. The Restated Certificate of Incorporation of SHG shall provide, among other things, that the name of SHG shall be "Lodgian, Inc."

                                   ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
               --------------------------------------------------

         2.1 CONVERSION OF SECURITIES. The manner and basis of converting the securities of Servico and Impac and each of Servico Merger Sub and Impac Merger Sub, respectively, at the Effective Time, by virtue of the Mergers, shall be as hereinafter set forth in this Article II.

         2.2 CONVERSION OF SHARES.

                  (a) Each share of Servico Common Stock issued and outstanding immediately before the Effective Time (excluding those owned by Impac or any wholly owned subsidiary of Servico or Impac) and all rights in respect thereof, shall, at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for 1.000 shares of common stock, par value $0.01 per share, of SHG ("SHG Common Stock"; such ratio of shares of Servico Common Stock to shares of SHG Common Stock being referred to as the "Servico Exchange Ratio").

                  (b) Each Class A Ordinary Membership Interest of Impac (an "Impac Unit") issued and outstanding immediately before the Effective Time and all rights in respect thereof, shall, at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for a number of shares of SHG Common Stock as determined below (such ratio of shares of Impac Units to shares of SHG Common Stock being referred to as the "Impac Exchange Ratio"). For purposes hereof, the Impac Exchange Ratio shall be equal to the quotient of (i) the difference between 7,400,000 (the "Base Number") and 1,400,000, divided by (ii) the number of outstanding Impac Units; provided, however, that if the average of the closing sale prices of Servico Common Stock on the NYSE over the ten consecutive trading period preceding the Satisfaction Date (the "Trading Period Average") is
(i) less than $14.00, the Base Number shall be equal to the product of the Base Number and a fraction, the numerator of which is $14.00 and the denominator of which is the Trading Period Average, and (ii) if the Trading Period Average is greater than $25.00, the Base Number shall be equal to the product of the Base Number and a fraction, the numerator of which is $25.00 and the denominator of which is the Trading Period Average.

                  (c) Upon satisfaction of the conditions and milestones set forth on SCHEDULE 2.2(c), an aggregate of an additional 1,400,000 shares of SHG Common Stock (the "Additional Shares") shall be issuable to the holders of Impac Units in accordance with the methodology set forth on SCHEDULE 2.2(c). Certificates representing the Additional Shares shall be delivered at the Closing to the Exchange Agent (as hereinafter defined), as Escrow Agent, to be held and delivered to the holders of Impac Units upon satisfaction of the conditions and milestones set forth on SCHEDULE 2.2(c) in accordance with an Escrow Agreement substantially in the form attached hereto as Exhibit 2.2(c). The Escrow Agreement will provide for the Additional Shares to be released from escrow from time to time upon satisfaction of such conditions and milestones (each of such milestone dates being hereafter referred to as a "Milestone Date"). The parties agree and acknowledge that the Additional Shares will be held in escrow pending solely the satisfaction of the milestones and conditions set forth on SCHEDULE 2.2(c) and any breach of any representation, warranty or covenant by Impac contained in this Agreement will have no effect on SHG's obligation to issue the Additional Shares to the holders of Impac Units. The parties hereto hereby agree and acknowledge that the parties have been advised that the Additional Shares will not be treated as outstanding for purposes of calculating earnings per share under applicable accounting rules and guidelines as applied by the SEC or otherwise.

                  (d) At the Effective Time, each Class B Ordinary Membership Interest of Impac shall be canceled and retired and no shares of stock or other securities of SHG or either of the Surviving Corporations or any other person shall be issuable, and no payment or other calculation shall be made with respect thereto.

                  (e) Commencing immediately after the Effective Time, each certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of Servico Common Stock ("Servico Shares") or Impac Units (Impac Units together with Servico Shares, the "Shares"), shall evidence ownership of SHG Common Stock on the basis hereinbefore set forth, but subject to the limitations set forth in Sections 2.3, 2.5, 2.7, 2.8 and 2.9 hereof.

                  (f) For all purposes of this Agreement, unless otherwise specified, all shares held by employee benefit plans of Servico (i) shall be deemed to be issued and outstanding, (ii) shall not be deemed to be held in the treasury of Servico, and (iii) shall be converted into shares of SHG Common Stock in accordance with the Servico Exchange Ratio.

         2.3 CANCELLATION OF CERTAIN SHARES AND OF OUTSTANDING SHG COMMON STOCK.

                  (a) At the Effective Time, each share of Servico Common Stock owned by Impac or any wholly-owned subsidiary of Impac immediately prior to the Effective Time, shall be canceled and retired and no shares of stock or other securities of SHG or either of the Surviving Corporations or any other person shall be issuable, and no payment or other consideration shall be made, with respect thereto.

                  (b) At the Effective Time, the shares of SHG Common Stock held by Servico shall be canceled and retired and no shares of stock or other securities of SHG or either of the Surviving Corporations or any other person shall be issuable, and no payment or other consideration shall be made, with respect thereto.

         2.4 CONVERSION OF COMMON STOCK AND MEMBERSHIP INTERESTS OF SERVICO MERGER SUB AND IMPAC MERGER SUB INTO COMMON STOCK OR MEMBERSHIP INTERESTS OF THE SURVIVING CORPORATIONS.

                  (a) At the Effective Time, each share of common stock, par value $0.01 per share, of Servico Merger Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of SHG, forthwith cease to exist and be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of Servico Surviving Corporation (the "New Servico Common Stock"). Immediately after the Effective Time and upon surrender by SHG of the certificate representing the shares of the common stock of Servico Merger Sub, Servico Surviving Corporation shall deliver to SHG an appropriate certificate or certificates representing the New Servico Common Stock created by conversion of the common stock of Servico Merger Sub owned by SHG.

                  (b) At the Effective Time, all membership interests of Impac Merger Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of SHG, forthwith cease to exist and be converted into equivalent membership interests of Impac Surviving Corporation (the "New Impac Units"). Immediately after the Effective Time and upon surrender by SHG of the certificate representing the membership interests of Impac Merger Sub, Impac Surviving Corporation shall deliver to SHG an appropriate certificate or certificates representing the New Impac Units.

         2.5 EXCHANGE OF SHARES OTHER THAN TREASURY SHARES. Subject to the terms and conditions hereof, at or prior to the Effective Time, SHG shall appoint an exchange agent to effect the exchange of Shares for SHG Common Stock in accordance with the provisions of this Article II (the "Exchange Agent"). From time to time after the Effective Time, SHG shall deposit, or cause to be deposited, certificates representing SHG Common Stock for conversion of Shares in accordance with the provisions of Section 2.2 hereof (such certificates, together with any dividends or distributions with respect thereto, being herein referred to as the "Exchange Fund"). Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, each holder of a certificate or certificates theretofore representing Shares may surrender the same to the Exchange Agent, and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to SHG. Such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of full shares of SHG Common Stock into which the Shares theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of Section 2.2 hereof, together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.7 hereof, and all such shares of SHG Common Stock shall be deemed to have been issued at the Effective Time, it being agreed and acknowledged, however, that the Additional Shares shall not be deemed to be issued or outstanding until issuable on the applicable Milestone Date in accordance with the provisions of
SCHEDULE 2.2(c). Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Time, represented issued and outstanding Shares shall be deemed for all corporate purposes of SHG, other than the payment of dividends and other distributions, if any, to evidence ownership of the number of full shares of SHG Common Stock into which the Shares theretofore represented thereby shall have been converted at the Effective Time. Unless and until any such certificate theretofore representing Shares is so surrendered, no dividend or other distribution, if any, payable to the holders of record of SHG Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect thereof. Upon the surrender of any such certificate theretofore representing Shares, however, the record holder of the certificate or certificates representing shares of SHG Common Stock issued in exchange therefor shall receive from the Exchange Agent or from SHG, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time (or, with respect to the Additional Shares, subsequent to the Milestone Date) and until such surrender shall have become payable with respect to such number of shares of SHG Common Stock ("Presurrender Dividends"). No interest shall be payable with respect to the payment of Presurrender Dividends upon the surrender of certificates theretofore representing Shares. After the appointment of the Exchange Agent shall have been terminated, such holders of SHG Common Stock who have not received payment of Presurrender Dividends shall look only to SHG for payment thereof. Notwithstanding the foregoing provisions of this Section 2.5, risk of loss and title to such certificates representing Shares shall pass only upon proper delivery of such certificates to the Exchange Agent, and neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any SHG Common Stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law or to a transferee pursuant to Section 2.6 hereof.

         2.6 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of Servico with respect to Servico Shares and the transfer books of Impac with respect to Impac Units shall each be closed, and there shall be no further registration of transfers of Shares thereafter on the records of any such transfer books. In the event of a transfer of ownership of Shares that is not registered in the transfer records of Servico or Impac, as the case may be, at the Effective Time, a certificate or certificates representing the number of full shares of SHG Common Stock into which such Shares shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.7 hereof, and a cash payment in the amount of Presurrender Dividends, if any, in accordance with
Section 2.5 hereof, if the certificate or certificates representing such Shares is or are surrendered as provided in Section 2.5 hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable transfer tax.

         2.7 NO FRACTIONAL SHARE CERTIFICATES.

                  (a) No scrip or fractional share certificate for SHG Common Stock shall be issued upon the surrender for exchange of certificates evidencing Shares, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a shareholder of SHG or a shareholder or member of either of the Surviving Corporations with respect to such fractional share interest.

                  (b) As promptly as practicable following the Effective Time and following the applicable Milestone Date, the Exchange Agent shall determine the excess of (i) the number of full shares of SHG Common Stock to be issued and delivered to the Exchange Agent pursuant to Section 2.5 hereof over (ii) the aggregate number of full shares of SHG Common Stock to be distributed to holders of Servico Common Stock and Impac Units pursuant to Section 2.5 hereof (such excess being herein called the "Excess Shares"). Following the Effective Time and following the applicable Milestone Date, the Exchange Agent, as agent for the holders of Servico Common Stock and Impac Units, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in subsection (c) of this Section 2.7.

                  (c) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of such exchange and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time or the applicable Milestone Date, as the case may be, as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of each of Servico Common Stock and Impac Units, the Exchange Agent shall hold such proceeds in trust for the holders of Servico Common Stock (the "Servico Common Shares Trust") and Impac Units (the "Impac Unit Trust"). SHG shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares. The Exchange Agent shall determine the portion of the Servico Common Shares Trust or the Impac Unit Trust, as the case may be, to which each holder of Servico Common Stock or Impac Units shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Servico Common Shares Trust or the Impac Unit Trust, respectively, by a fraction the numerator of which is the amount of fractional share interests to which such holder of Servico Common Stock or Impac Units, as the case may be, is entitled (after taking into account all shares of Servico Common Stock or Impac Units, respectively, held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Servico Common Stock or Impac Units, respectively, are entitled.

                  (d) Notwithstanding the provisions of subsections (b) and (c) of this Section 2.7, Servico may, in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in such subsections, cause SHG to pay to the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Servico Common Stock and/or Impac Units an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Servico Common Stock and/or Impac Units, as the case may be, held at the Effective Time by such holder) by (ii) the closing price for a share of SHG Common Stock on the NYSE Composite Transaction Tape on the first business day immediately following the Effective Time or the applicable Milestone Date, as the case may be, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this subsection (d). In such event, Excess Shares shall not be issued or otherwise transferred to the Exchange Agent pursuant to
Section 2.5 hereof.

                  (e) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Servico Common Stock or Impac Units with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding, to such holders of Servico Common Stock or Impac Units, subject to and in accordance with the terms of Section 2.5 hereof.

                  (f) Any portion of the Exchange Fund, the Servico Common Shares Trust or the Impac Unit Trust which remains undistributed for six months after the latest Milestone Date shall be delivered to SHG, and any holder of Servico Common Stock or Impac Units who has not theretofore complied with the provisions of this Article II shall thereafter look only to SHG for satisfaction of their claims for SHG Common Stock or any cash in lieu of fractional shares of SHG Common Stock and any Presurrender Dividends.

         2.8 OPTIONS TO PURCHASE SERVICO COMMON STOCK. At the Effective Time, each option or warrant granted by Servico to purchase shares of Servico Common Stock which is outstanding and unexercised immediately prior to the Effective Time, shall be assumed by SHG and converted into an option or warrant to purchase shares of SHG Common Stock in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Mergers contemplated hereby):

                  (a) the number of shares of SHG Common Stock to be subject to the new option or warrant shall be equal to the product of (x) the number of shares of Servico Common Stock subject to the original option or warrant and (y) the Servico Exchange Ratio;

                  (b) the exercise price per share of SHG Common Stock under the new option or warrant shall be equal to (x) the exercise price per share of the Servico Common Stock under the original option or warrant divided by (y) the Servico Exchange Ratio; and

                  (c) upon each exercise of options or warrants by a holder thereof, the aggregate number of shares of SHG Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

The adjustments provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code.

         2.9 CERTAIN ADJUSTMENTS. If between the date of this Agreement and the Effective Time, the outstanding shares of Servico Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock, or other securities shall be declared thereon with a record date within such period, the Impac Exchange Ratio established pursuant to the provisions of Section 2.2(b) hereof shall be adjusted accordingly to provide to the holders of Impac Units the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SERVICO
                    -----------------------------------------

         Servico hereby represents and warrants to Impac as follows:

         3.1 ORGANIZATION, STANDING AND POWER. Each of Servico and each direct or indirect subsidiary (including the Servico Constituents (as defined herein)) of Servico (the "Servico Subsidiaries") has been duly organized and is validly existing and in good standing under the laws of its state of incorporation or organization, as the case may be, and has all requisite right, power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         3.2 LEGAL, VALID AND BINDING AGREEMENT. The execution, delivery and performance of this Agreement by Servico, SHG, Impac Merger Sub and Servico Merger Sub (collectively, the "Servico Constituents") and the consummation by Servico and the Servico Constituents of the Mergers contemplated hereby have been duly and effectively authorized by all requisite corporate action and no other corporate proceedings on the part of Servico or the Servico Constituents are necessary to authorize this Agreement or to consummate such Mergers (other than the approval of this Agreement and the Mergers contemplated hereby by the holders of a majority of the outstanding shares of Servico Common Stock entitled to vote with respect thereto at the Servico Special Meeting and the filing and recordation of the Servico Articles of Merger as required by the FBCA). This Agreement has been duly executed and delivered by Servico and each of the Servico Constituents and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligations of Servico and each of the Servico Constituents, enforceable against Servico and the Servico Constituents in accordance with its terms.

         3.3 AUTHORITY TO DO BUSINESS. Each of Servico and the Servico Subsidiaries has the corporate power and authority and all necessary governmental approvals to own, operate and lease its properties and assets and to conduct its business as presently conducted, and is duly qualified or licensed to transact business in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification or license, except where the failure to have such power, authority and governmental approvals or to be so qualified or licensed, individually or in the aggregate, would not have a Servico Material Adverse Effect.

         3.4 NO VIOLATION OR CONFLICT. Except as set forth on SCHEDULE 3.4, the execution, delivery and performance of this Agreement by Servico and each of the Servico Constituents and the consummation by Servico and each of the Servico Constituents of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Articles of Incorporation or Bylaws of Servico or any equivalent organizational documents of any Servico Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 3.5 have been obtained and all filings and notifications described in Section 3.5 have been made, violate or conflict with any Law applicable to Servico or any Servico Subsidiary or by which any property or asset of Servico or any Servico Subsidiary is bound or effected, and
(iii) with or without the passage of time or the giving of notice, result in the breach of, or constitute a default under, cause the acceleration of performance of, permit the unilateral modification or termination of, or require any consent under, or result in the creation of any liens or other encumbrance upon any property or assets of Servico or any Servico Subsidiary pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, (A) have a Servico Material Adverse Effect nor (B) prevent or materially delay the performance by Servico or any Servico Constituent of its material obligations pursuant to this Agreement or the consummation of the Mergers.

         3.5 GOVERNMENTAL CONSENTS. The execution and delivery of this Agreement by Servico and each of the Servico Constituents does not, and the performance by Servico and each of the Servico Constituents of its obligations hereunder and the consummation of the Mergers will not, require any consent, approval, authorization or permit of, or filing by Servico or any Servico Constituent with or notification by Servico or any Servico Constituent to, any United States federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body (a "Governmental Entity"), except (i) applicable requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the rules and regulations of the NYSE, state takeover laws, the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), the filing and recordation of the Servico Articles of Merger as required by the FBCA and the Impac Articles of Merger as required by the GLLCA, and as set forth on SCHEDULE 3.5, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay the performance by Servico or any Servico Constituent of its material obligations pursuant to this Agreement and the consummation of the Mergers, or (B) individually or in the aggregate have a Servico Material Adverse Effect.

         3.6 EXCHANGE ACT REPORTS; FINANCIAL STATEMENTS.

                  (a) Since January 1, 1995, Servico has timely filed all reports and other documents required to be filed by it with the United States Securities and Exchange Commission (the "SEC") under each of the Securities Act and the Exchange Act and the respective rules and regulations thereunder, including but not limited to proxy statements and reports on Form 10-K, Form 10-Q and Form 8-K (collectively, the "Servico SEC Reports"). As of the respective dates they were filed with the SEC, the Servico SEC Reports, including all documents incorporated by reference into such reports, complied in all material respects with the rules and regulations of the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements (the "Servico Financial Statements") of Servico included in the Servico SEC Reports, as of the dates thereof and for the periods covered thereby, present fairly, in all material respects, the financial position, results of operations, and cash flows of Servico and the Servico Subsidiaries on a consolidated basis (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments which were not and are not expected, individually or in the aggregate, to have a Servico Material Adverse Effect). Any supporting schedules included in the Servico SEC Reports present fairly, in all material respects, the information required to be stated therein. Such Servico Financial Statements and supporting schedules were prepared: (A) in accordance with the requirements of Regulation S-X promulgated by the SEC; and (B) except as otherwise noted in the Servico SEC Reports, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis. Other than as disclosed by the Servico Financial Statements included in the Servico SEC Reports or on SCHEDULE 3.6 hereto, neither Servico nor any of the Servico Subsidiaries has any liabilities, commitments or obligations of any nature whatsoever, whether accrued, contingent or otherwise that would be required to be reflected on, or reserved against in, a balance sheet or in notes thereto, prepared in accordance with GAAP, other than liabilities, commitments or obligations incurred since December 31, 1996 in the ordinary course of business that would not, individually or in the aggregate, have a Servico Material Adverse Effect.

         3.7 COMPLIANCE WITH LAWS.

                  (a) Each of Servico and the Servico Subsidiaries is in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other legal requirements applicable to it, its operations or its properties, including without limitation those relating to employment, building and zoning, safety and health, and environmental matters, except where the failure to so comply, individually or in the aggregate, would not have a Servico Material Adverse Effect. Except as set forth on SCHEDULE 3.7(a) or as would not reasonably be expected to have a Servico Material Adverse Effect, neither Servico nor any Servico Subsidiary has received notification from any Governmental Entity asserting that it may not be in compliance with, or may have violated, any of the Laws which said Governmental Entity enforces, or threatening to revoke any authorization, consent, approval, franchise, license or permit, and neither Servico nor any Servico Subsidiary is subject to any agreement or consent decree with any Governmental Entity arising out of previously asserted violations.

                  (b) Without limiting the generality of Section 3.7(a), except as disclosed by the environmental audits and reports listed on SCHEDULE 3.7, copies of which have heretofore been delivered to Impac, or as otherwise set forth on SCHEDULE 3.7, or as will not, individually or in the aggregate, have a Servico Material Adverse Effect:

                           (i) Servico and the Servico Subsidiaries are in
                  compliance with all applicable Environmental Laws. All past noncompliance of Servico or any Servico Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and

                           (ii) neither Servico nor any Servico Subsidiary has
                  released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Servico or any Servico Subsidiary in violation of any Environmental Law.

         For purposes of this Agreement:

                  "ENVIRONMENTAL LAW" means any federal, state or local statute, law, ordinance, regulation, rule, code or order of the United States or any other jurisdiction and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environmental or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date of this Agreement.

                  "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

                  "HAZARDOUS MATERIAL" means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

         3.8 LEGAL PROCEEDINGS. Except as set forth on SCHEDULE 3.8 or the Servico SEC Reports, neither Servico nor any of the Servico Subsidiaries is a party to any pending or, to the knowledge of Servico, threatened, legal, administrative or other proceeding, arbitration or investigation, that is or would be reasonably expected to, either individually or in the aggregate, result in a Servico Material Adverse Effect. Servico has no knowledge of any set of facts which would reasonably be expected to result in any such legal, administrative or other proceeding, arbitration or investigation involving Servico or any Servico Subsidiary. Except as set forth on SCHEDULE 3.8, neither Servico nor any of the Servico Subsidiaries is subject to any order, injunction or other judgment of any court or governmental authority which, individually or in the aggregate, could reasonably be expected to have a Servico Material Adverse Effect.

         3.9 BROKERS. Other than Lehman Brothers, Inc. ("Lehman Brothers") and Hodges Ward & Elliot ("HW&E"), neither Servico nor any of the Servico Subsidiaries has employed any financial advisor, broker or finder and has not incurred and none will incur any broker's, finder's, investment banking or similar fees, commissions or expenses to any other party in connection with the transactions contemplated by this Agreement. Servico has provided to Impac complete and correct copies of all agreements between Servico and Lehman Brothers pursuant to which such firm would be entitled to any payment related to the Mergers.

         3.10 ABSENCE OF MATERIAL ADVERSE CHANGES. Except as disclosed on
SCHEDULE 3.10 or in the Servico SEC Reports, since December 31, 1996 each of Servico and the Servico Subsidiaries has conducted its businesses only in the ordinary and usual course and in a manner consistent with past practices. Except as disclosed on SCHEDULE 3.10: (i) there has not been any Servico Material Adverse Effect; (ii) neither Servico nor any Servico Subsidiary has engaged or agreed to engage in any of the actions described in Section 5.2(a) (except as otherwise specifically permitted therein); and (iii) there has not been any event that would reasonably be expected to prevent or materially delay the performance of Servico's material obligations pursuant to this Agreement and the consummation of the Mergers by Servico.

         3.11 CAPITALIZATION. The authorized capital stock of Servico consists of 25 million shares of Servico Common Stock, of which 21,038,995 shares were issued and outstanding as of March 20, 1998. The authorized capital stock of SHG is 75 million shares of common stock and 25 million shares of preferred stock, and the authorized capital stock of Servico Sub and Impac Sub is 1,000 shares and 100 membership interests, respectively, of which 1,000 shares and 100 membership interests, respectively, are issued and outstanding as of the date hereof. All shares of Servico's and each Servico Subsidiary's outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by Servico or any Servico Subsidiary from the date of its organization or incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights or the rules and regulations of the Securities Act or any Blue Sky Laws.

         3.12 TAX MATTERS. To the knowledge of Servico, neither Servico nor any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that would prevent the Servico Merger from constituting a transaction qualifying under Section 368(a) of the Code or would prevent the Impac Merger from constituting a transaction qualifying under
Section 351 of the Code. Servico is not aware of any agreement, plan or other circumstance that would prevent the Mergers from so qualifying under Section 368(a) or Section 351 of the Code.

         3.13 TITLE TO PERSONAL PROPERTY AND CONDITION OF ASSETS. Servico and the Servico Subsidiaries have good title to each item of personal (movable) property, tangible and intangible, to the extent reflected on the Servico Financial Statements and to each material item of material personal (movable) property, tangible and intangible, acquired since December 31, 1996 (other than property disposed of in the ordinary course of business consistent with past practice since December 31, 1996), free and clear of any liens or other encumbrances, except as set forth on the Servico Financial Statements or in
SCHEDULE 3.13 hereto and except for liens arising by operation of law in favor of carriers, warehousemen, repairmen or landlords or other like liens which arise in the ordinary course of business for amounts which are not due and payable (all such personal property being hereinafter referred to as the "Servico Personal Property"). All equipment, machinery, fixtures and other Servico Personal Property owned or utilized by Servico or any Servico Subsidiary are in an operating condition and a state of maintenance and repair adequate for the conduct of their respective businesses.

         3.14 REAL PROPERTY. SCHEDULE 3.14 sets forth a true and complete list of all real property owned or leased by Servico or any Servico Subsidiary and a description of all structures, fixtures or improvements ("Servico Improvements") thereon has been made available to Impac (such real property and Servico Improvements, collectively, the "Servico Real Property"). Servico and/or any Servico Subsidiary has such title to the Servico Real Property as shown or described on title insurance policies or commitments made available to Impac and listed on SCHEDULE 3.14. To the knowledge of Servico, except as disclosed in engineering reports made available to Impac or disclosed on SCHEDULE 3.14, all Servico Improvements are in good structural condition, free of any structural or other defect or impairment which could reasonably be expected to impair in any material respect the value, utility or life expectancy of such Servico Improvements, or which might otherwise adversely affect, in any material respect, the operation thereof. Except as disclosed on SCHEDULE 3.14, neither the whole nor any portion of the Servico Real Property is being condemned or otherwise taken by any public authority, nor is any such condemnation or taking, to the knowledge of Servico, threatened or contemplated. Servico has no information or knowledge of (a) any change contemplated in any Law, (b) any judicial or administrative action, (c) any action by adjacent landowners, or (d) any other fact or condition of any kind or character which would materially adversely affect the current use or operation of the Servico Real Property.

         3.15 OPINION OF FINANCIAL ADVISOR. Lehman Brothers has delivered to the Board of Directors its opinion to the effect that, as of March 11, 1998, the Servico Exchange Ratio to be offered to the shareholders of Servico in the proposed Servico Merger is fair to such shareholders from a financial point of view. Lehman Brothers has authorized the inclusion of its opinion in the Joint Proxy Statement.

         3.16 DISCLOSURE. No representation or warranty of Servico herein (including the exhibits and schedules hereto), and no certificate or notice furnished or to be furnished by or on behalf of Servico to Impac or its agents pursuant to this Agreement, contains or will, at the time it is made, contain any untrue statement of a material fact or omits or will, at the time it is made, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading, in light of the circumstances under which they were made.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF IMPAC
                     ---------------------------------------

         Impac hereby represents and warrants to Servico as follows:

         4.1 ORGANIZATION, STANDING AND POWER. Each of Impac and each subsidiary of Impac (the "Impac Subsidiaries") is a limited liability company, limited partnership or corporation duly organized, validly existing and in good standing under the laws of the state of its organization or incorporation, as the case may be, and has all requisite right, power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         4.2 MEMBERS' INTEREST. SCHEDULE 4.2 sets forth the name and state of residence of each record and beneficial member of Impac (a "Member"), along with the number of Impac Units each Member owns. The amount of cash and a description and statement of the agreed value of the other property or services contributed by each Member and which each Member has agreed to contribute to Impac is also set forth on SCHEDULE 4.2. Except as set forth on SCHEDULE 4.2, no Member of Impac has agreed to contribute any additional cash, property or services to the capital of Impac. The Members own beneficially and of record 100% of the outstanding Impac Units, representing all of the membership interests in Impac except for the one Class B Ordinary Membership Interest owned by Banc One Capital Partners III, Ltd. Except as also set forth on SCHEDULE 4.2 hereto, to the knowledge of Impac no written or oral agreement or understanding with Impac exists with respect to the disposition by any Member of the Impac Units, or any portion thereof, or any rights attendant or relating thereto, exists, other than this Agreement.

         4.3 LEGAL, VALID AND BINDING AGREEMENT. The execution, delivery and performance of this Agreement by Impac and the consummation by Impac of the Mergers contemplated hereby have been duly and effectively authorized by all requisite action and no other corporate or company proceedings on the part of Impac are necessary to authorize this Agreement or to consummate such Mergers (other than the approval of this Agreement and the Mergers contemplated hereby by Members owning a majority of the Impac Units at the Impac Special Meeting entitled to vote with respect thereto at the Impac Special Meeting and the filing and recordation of the Impac Articles of Merger as required by the GLLCA). This Agreement has been duly executed and delivered by Impac and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligations of Impac, enforceable against Impac and the Members in accordance with its terms. The Members do not and will not have any dissenters' rights or other similar statutory or contractual rights to be paid the fair value of their membership interests in Impac by virtue of the Mergers.

         4.4 AUTHORITY TO DO BUSINESS. Each of Impac and the Impac Subsidiaries has all requisite power and authority and all necessary governmental approvals to own, operate and lease its properties and assets and to conduct its business as presently conducted, except where the failure to have such approvals, individually or in the aggregate, would not have an Impac Material Adverse Effect. SCHEDULE 4.4 sets forth (i) those jurisdictions in which Impac or any of the Impac Subsidiaries manage or operate facilities and/or properties and (ii) all jurisdictions in which Impac or any of the Impac Subsidiaries are qualified to do business. Each of Impac and the Impac Subsidiaries is duly qualified or licensed to transact business and is in good standing as a foreign limited liability company or foreign corporation, as the case may be, in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed, individually or in the aggregate, would not have an Impac Material Adverse Effect.

         4.5 ARTICLES OF ORGANIZATION AND OPERATING AGREEMENT. Copies of the Articles of Organization (certified by the appropriate public official in the State of Georgia) and the Operating Agreement of Impac, in each case as in effect on the date hereof, have been delivered to Servico and are complete and correct as of the date hereof. The corporate minutes, written consents and records of Impac and the Impac Subsidiaries have been delivered to Servico and are complete and correct as of the date hereof and reflect all material actions taken by the Managers, Members, Board of Directors, any committee thereof, incorporators and shareholders of each of Impac and the Impac Subsidiaries from its respective date of incorporation or organization to the date hereof.

         4.6 SUBSIDIARIES. SCHEDULE 4.6 lists all Impac Subsidiaries, their jurisdictions of incorporation or organization, the number of shares of their respective capital stock or other equity or membership interests issued and outstanding, and the record owners and the amounts and percentage of ownership of such shares of capital stock or equity or membership interests. Except as set forth on SCHEDULE 4.6, neither Impac nor any Impac Subsidiary has any equity investment in any other corporation, limited liability company, association, partnership, joint venture or other entity. Except as set forth on SCHEDULE 4.6, all of the outstanding membership interests or shares of capital stock of each Impac Subsidiary are owned by either Impac or another Impac Subsidiary, free and clear of all liens or other encumbrances.

         4.7 NO VIOLATION OR CONFLICT. Except as set forth on SCHEDULE 4.7, the execution, delivery and performance of this Agreement by Impac and the consummation by Impac of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Articles of Organization or Operating Agreement of Impac or any equivalent organizational documents of any Impac Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.8 have been obtained and all filings and notifications described in Section 4.8 have been made, violate or conflict with any Law applicable to Impac or any Impac Subsidiary or by which any property or asset of Impac or any Impac Subsidiary is bound or effected, and (iii) with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, permit the unilateral modification or termination of, or require any consent under, or result in the creation of any liens or other encumbrance upon any property or assets of Impac or any Impac Subsidiary pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, (A) have an Impac Material Adverse Effect nor (B) prevent or materially delay the performance by Impac of its obligations pursuant to this Agreement or the consummation of the Mergers.

         4.8 GOVERNMENTAL CONSENTS. The execution and delivery of this Agreement by Impac does not, and the performance by Impac of its obligations hereunder and the consummation of the Mergers will not, require any consent, approval, authorization or permit of, or filing by Impac with or notification by Impac to, any Governmental Entity, except (i) as set forth on SCHEDULE 4.8; (ii) the premerger notification requirements of the HSR Act and the filing and recordation of the Impac Articles of Merger as required by the GLLCA; and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay the performance by Impac of its obligations pursuant to this Agreement and the consummation of the Mergers or (B) individually or in the aggregate, have an Impac Material

Adverse Effect. Neither Impac nor any Impac Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, any stock exchange or any other comparable Governmental Entity.

         4.9 IMPAC STATEMENTS. Impac has previously delivered to Servico a true and complete copy of the balance sheets of Impac and the Impac Subsidiaries as of December 31, 1995 and 1996 and September 30, 1997, and the related statements of income, cash flows and changes in member's equity of Impac and the Impac Subsidiaries for the fiscal years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1997, including any related notes, certified, without qualification, by Coopers & Lybrand L.L.P., Impac's independent public accountants, pursuant to their audit of the financial records of Impac and the Impac Subsidiaries (collectively, the "Impac Financial Statements"). The Impac Financial Statements present fairly, in all material respects, Impac's and the Impac Subsidiaries' combined financial condition, assets, liabilities, equity, results of operations and cash flows at the dates and for the periods specified in those statements in accordance with GAAP applied on a consistent basis. Other than as disclosed by the Impac Financial Statements or on SCHEDULE 4.9, neither Impac nor any of the Impac Subsidiaries has any liabilities, commitments or obligations of any nature whatsoever, whether accrued, contingent or otherwise that would be required to be reflected on, or reserved against in, a combined balance sheet of Impac and the Impac Subsidiaries or in the notes thereto, prepared in accordance with GAAP, other than non-material liabilities, commitments or obligations incurred since September 30, 1997 in the ordinary course of business consistent with past practices to persons other than Managers, Members or other affiliates of Impac, or any material unrealized or anticipated losses from any commitments of Impac or the Impac Subsidiaries and, to Impac's knowledge, there is no reasonable basis for assertion against Impac or any of the Impac Subsidiaries of any such liability, commitment, obligation or loss. The Impac Financial Statements included in the Registration Statement of SHG and Joint Proxy Statement of Servico and Impac will satisfy the requirements of Regulation S-X promulgated by the SEC.

         4.10 COMPLIANCE WITH LAWS.

                  (a) Except as set forth on SCHEDULE 4.10(a), each of Impac and the Impac Subsidiaries is in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other legal requirements applicable to it, its operations or its properties, including, without limitation, those relating to employment, building, zoning, safety and health, and environmental matters, except where the failure to so comply, individually or in the aggregate, would not have an Impac Material Adverse Effect. Except as set forth on SCHEDULE 4.10(a) or as would not reasonably be expected to have an Impac Material Adverse Effect, neither Impac nor any Impac Subsidiary has received notification from any Governmental Entity asserting that it may not be in compliance with, or may have violated, any of the Laws which said Governmental Entity enforces, or threatening to revoke any authorization, consent, approval, franchise, license or permit, and neither Impac nor any Impac Subsidiary is subject to any agreement or consent decree with any Governmental Entity arising out of previously asserted violations.

                  (b) Without limiting the generality of Section 4.10(a), except as disclosed by the environmental audits and reports listed on SCHEDULE 4.10, copies of which have heretofore been delivered to Servico, or as otherwise set forth on SCHEDULE 4.10, or as would not, individually or in the aggregate, have an Impac Material Adverse Effect:

                           (i) Impac and the Impac Subsidiaries are in
                  compliance with all applicable Environmental Laws. All past noncompliance of Impac or any Impac Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and

                           (ii) neither Impac nor any Impac Subsidiary has
                  released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Impac or any Impac Subsidiary in violation of any Environmental Law.

         4.11 LEGAL PROCEEDINGS. Except as set forth on SCHEDULE 4.11, neither Impac nor any Impac Subsidiary is a party to any pending or, to the knowledge of Impac, threatened, legal, administrative or other proceeding, arbitration or investigation, that is or would be reasonably expected to, individually or in the aggregate, result in an Impac Material Adverse Effect. Impac has no knowledge of any set of facts which would reasonably be expected to result in any such legal, administrative or other proceeding, arbitration or investigation involving Impac or any Impac Subsidiary. Except as set forth on SCHEDULE 4.11, neither Impac nor any Impac Subsidiary is subject to any order, writ, injunction, decree, judgment, stipulation, determination or award entered by or with any Governmental Entity which could, individually or in the aggregate, reasonably be expected to have an Impac Material Adverse Effect.

         4.12 BROKERS. Other than Allen & Company Incorporated ("Allen & Company"), Bear, Stearns & Co. Inc. and HW&E, neither Impac nor any Impac Subsidiary has employed any financial advisor, broker or finder in connection with the transactions contemplated by this Agreement and has not incurred and none will incur any broker's, finder's, investment banking or similar fees, commissions or expenses to any other party in connection with the transactions contemplated by this Agreement. Impac has provided to Servico complete and correct copies of all agreements between Impac and Allen & Company pursuant to which such firm would be entitled to any payment related to the Mergers. Notwithstanding the foregoing, Impac may retain another financial advisor to advise it in connection with the transactions contemplated by this Agreement provided (i) the aggregate amount of all fees, commissions or expenses owing to all financial advisors and brokers engaged by Impac or any Impac Subsidiary in connection with the transactions contemplated by this Agreement shall in no event exceed $3.6 million and (ii) neither Impac nor any Impac Subsidiary shall enter into any agreement with any financial advisor which would, following the Closing, obligate Impac, any Impac Subsidiary, their respective successors and assigns, Servico or SHG to utilize such financial advisor or its affiliates in connection with any other transactions.

         4.13 ABSENCE OF MATERIAL ADVERSE CHANGES. Except as set forth on
SCHEDULE 4.13, since September 30, 1997: (i) each of Impac and the Impac Subsidiaries has conducted its business only in the ordinary and usual course and in a manner consistent with past practices; (ii) there has not been any Impac Material Adverse Effect, (iii) there has not been any event that would reasonably be expected to prevent or materially delay the performance of Impac's material obligations pursuant to this Agreement and the consummation of the Mergers by Impac; and (iv) neither Impac nor any Impac Subsidiary has engaged or agreed to engage in any of the actions described in Section 5.1 (except as otherwise specifically permitted in Section 5.1).

         4.14 CAPITALIZATION. The only membership interests in Impac are the Class A Ordinary Membership Interests and one Class B Ordinary Membership Interest. All such membership interests and each of Impac's Subsidiaries' membership interests, partnership interests or outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No interests or securities issued by Impac or any Impac Subsidiary from the date of its organization or incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights or the rules and regulations of the Securities Act or any Blue Sky Laws. There are no dividends or distributions which have accrued or been declared but are unpaid on the membership interests or capital stock of Impac or any Impac Subsidiary. All Taxes required to be paid in connection with the issuance by Impac or any Impac Subsidiary of its respective membership interests or capital stock have been paid.

         4.15 RIGHTS, WARRANTS, OPTIONS. Except as set forth on SCHEDULE 4.15, there are no outstanding: (i) securities or instruments convertible into or exercisable for any of the capital stock or other equity or membership interests of Impac or any Impac Subsidiary; (ii) options, warrants, subscriptions or other rights to acquire capital stock or other equity or membership interests of Impac or any Impac Subsidiary; (iii) debt securities with any voting rights or convertible into securities with voting rights; or (iv) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to any capital stock or other equity or membership interests of Impac or any Impac Subsidiary, or the issuance or repurchase by Impac or any Impac Subsidiary of any capital stock or other equity or membership interests of Impac or any Impac Subsidiary, any such securities or instruments convertible into or exchangeable for capital stock or other equity or membership interests of Impac or any Impac Subsidiary or any such options, warrants or rights.

         4.16 TITLE TO PERSONAL PROPERTY AND CONDITION OF ASSETS. Impac and the Impac Subsidiaries have good title to each item of personal (movable) property, tangible and intangible, to the extent reflected on the September 30, 1997 Impac Financial Statements and to each item of material personal (movable) property, tangible and intangible, acquired since September 30, 1997 (other than non-material property disposed of in the ordinary course of business consistent with past practice since September 30, 1997 to persons who are not Managers or Members or other affiliates of Impac), free and clear of any liens or other encumbrances, except as set forth on the September 30, 1997 Impac Financial Statements or in SCHEDULE 4.16 hereto and except for liens arising by operation of law in favor of carriers, warehousemen, repairmen or landlords or other like liens which arise in the ordinary course of business for amounts which are not due and payable (all such personal property being hereinafter referred to as the "Personal Property"). All equipment, machinery, fixtures and other Personal Property owned or utilized by Impac or any Impac Subsidiary are in an operating condition and in a state of maintenance and repair adequate for the conduct of their respective businesses. Except for leasehold interests and other leased properties specifically identified in either SCHEDULE 4.16 or 4.17 hereto, and except for equipment leases or other personal property leases with annual lease payments of less than $20,000 or which are terminable by Impac or any Impac Subsidiary without penalty or payment of any additional consideration upon less than 90 days notice, there are no assets owned by any third party which are used in the operations or the business of Impac or any Impac Subsidiary, as presently conducted or proposed to be conducted.

         4.17 REAL PROPERTY.

                  (a) SCHEDULE 4.17(a) hereto sets forth a true and complete list of all real property owned or leased by Impac or any Impac Subsidiary, together with a brief description of all structures, fixtures or improvements ("Improvements") thereon (such real property and Improvements, collectively, the "Real Property"). Impac and/or an Impac Subsidiary owns good and marketable title to the Real Property, free and clear of all liens, mortgages, security interests, pledges, liens, conditional sales agreements, claims, restrictions, reservations, covenants, encumbrances, charges, restraints on transfer, or any other material title defect of any nature, other than liens for real property taxes not yet due and other than those matters specifically disclosed on
SCHEDULE 4.17(a) or any title insurance policies or commitments provided to Servico and listed on SCHEDULE 4.17(a), which matters, individually or in the aggregate, do not adversely impair, in any material respect, the marketability of the Real Property as it is now used by Impac or any Impac Subsidiary (the "Permitted Exceptions"). Except as disclosed on SCHEDULE 4.17(a), all Improvements are in good structural condition, free of any structural or other defect or impairment which might impair in any material respect the value, utility, or life expectancy of such Improvements, or which might otherwise adversely affect, in any material respect, the operation thereof. Except as disclosed on any surveys delivered to Servico or in title commitments listed on SCHEDULE 4.17(a), none of the Improvements encroach onto adjoining land or onto any easements and there is no encroachment of improvements from adjoining land onto any of the Real Property. To the knowledge of Impac, except as specifically disclosed on the title insurance policies, commitments or surveys listed on SCHEDULE 4.17(a), (i) none of the Real Property is located in an area identified by any Governmental Entity as having special flood or mud slide hazards or wetlands and (ii) there are no soil or geological conditions which might impair or adversely affect in any material respect the current use of any of the Real Property. Except as disclosed on SCHEDULE 4.17(a), neither the whole nor any portion of the Real Property is being condemned or otherwise taken by any public authority, nor is any such condemnation or taking, to the knowledge of Impac, threatened or contemplated. Except as disclosed on SCHEDULE 4.17(a), no portion of any of the Real Property is affected by any outstanding special assessments or impact fees imposed by any Governmental Entity. Except for any Permitted Exceptions, no commitments relating to the Real Property have been made to any Governmental Entity, utility company, school board, church or other religious body or any homeowner or homeowners association, merchant's association or any other organization, group or individual which would impose an obligation upon Impac or any Impac Subsidiary or its successors or assigns to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Real Property; and no Governmental Entity has imposed any requirement that any owner of the Real Property pay directly or indirectly any special fees or contributions or incur any expenses or obligations in connection with the Real Property. Impac has no information or knowledge of (a) any change contemplated in any Law, (b) any judicial or administrative action, (c) any action by adjacent landowners, or (d) any other fact or condition of any kind or character which would materially adversely affect the current use or operation of the Real Property. Neither any Manager or Member nor any of their affiliates owns or leases, directly or indirectly, any adjacent property to the Real Property. Except as disclosed on
SCHEDULE 4.17(a), neither the air rights over the Real Property nor any other "development rights" with respect to the Real Property have been assigned, transferred, leased or encumbered.

                  (b) SCHEDULE 4.17(b) hereto sets forth a true and complete list of those portions of the Real Property whereon Impac or any Impac Subsidiary is constructing new hotel projects (the "Construction Projects"), together with a brief description of the Improvements to be constructed thereon, the stage of completion, and projected completion date. SCHEDULE 4.17(b) further sets forth a true and complete list of all construction contracts (including all material amendments thereto) with respect to each of the Construction Projects (the "Construction Contracts"). Except as set forth on SCHEDULE 4.17(b) all of the Construction Contracts are in full force and effect as of the date hereof; there are no material defaults thereunder; to the knowledge of Impac, all of the contractors under the Construction Contracts are duly licensed in the states where such Construction Contracts are being performed; there are full payment and performance bonds for each Construction Contract, and as of the date hereof no claims have been made against any surety under such payment and performance bonds; all payments currently due have been made under the Construction Contracts; and Impac or an Impac Subsidiary has available through existing credit lines or other existing financing or equity, the funds necessary to complete each of the Construction Projects and to pay the balance due under each of the respective Construction Contracts.

         4.18 INTANGIBLE PROPERTY. Except as would not, individually or in the aggregate, have an Impac Material Adverse Effect, Impac and the Impac Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the respective businesses of Impac and the Impac Subsidiaries as currently conducted and Impac is unaware of any assertion or claim challenging the validity of any of the foregoing. The conduct of the respective businesses of Impac and the Impac Subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark or copyright of any third party that, individually or in the aggregate, would have an Impac Material Adverse Effect. To the knowledge of Impac, there are no infringements of any proprietary rights owned by or licensed by or to Impac or any Impac Subsidiary that, individually or in the aggregate, would have an Impac Material Adverse Effect.

         4.19 GOVERNMENTAL AUTHORIZATIONS. Except as disclosed on SCHEDULE 4.19, Impac and the Impac Subsidiaries have in full force and effect all authorizations, consents, approvals, franchises, certificates, operating authorities, licenses and permits required under applicable Law (collectively referred to as "Licenses") for the ownership of Impac's and the Impac Subsidiaries' properties for the existing construction of all Construction Projects, and the operation of their businesses as presently operated, except where the failure to have any such Licenses would not reasonably be expected to have an Impac Material Adverse Effect.

         4.20 INSURANCE. SCHEDULE 4.20 sets forth a list and description of all insurance policies existing as of the date hereof providing insurance coverage of any nature to Impac or any Impac Subsidiary. All such policies are in full force and effect, are valid and enforceable in accordance with their terms and are sufficient for compliance with all Impac Material Agreements, except where the failure to so comply would not have an Impac Material Adverse Effect.

         4.21 EMPLOYMENT MATTERS.

                  (a) LABOR RELATIONS. Except as set forth on SCHEDULE 4.21(a), none of the managers or employees of Impac or any Impac Subsidiary is represented by any labor union, and neither Impac nor any Impac Subsidiary is subject to any labor or collective bargaining agreement. Except as set forth on
SCHEDULE 4.21(a), none of the managers or employees of Impac or any Impac Subsidiary is known by Impac to be engaged in organizing any labor union or other employee group that is seeking recognition as a bargaining unit. Impac and the Impac Subsidiaries have not experienced any material strike, work stoppage or labor disturbance with any group of employees or managers, and to Impac's knowledge, no set of facts exists which would reasonably be expected to lead to any of the foregoing events.

                  (b) EMPLOYMENT POLICIES. Except as set forth on SCHEDULE 4.21(b), Impac has provided to Servico all of Impac's and the Impac Subsidiaries' employee policies (written or otherwise), employee manuals or other written statements of rules or policies concerning employment.

                  (c) EMPLOYMENT AGREEMENTS. Except as set forth on SCHEDULE 4.21(c) and except for agreements that have terms of less than one year involving less than $75,000 or annual payments of less than $75,000, there are no employment, consulting, severance or indemnification agreements, or to the knowledge of Impac, material understandings or arrangements between Impac or any Impac Subsidiary and any manager, officer, director, consultant or employee. Except as set forth on SCHEDULE 4.21(c), the terms of employment or engagement of all managers, employees, agents, consultants and professional advisors of Impac or any Impac Subsidiary are such that their employment or engagement may be terminated by not more than two weeks' notice given at any time without liability for payment of compensation or damages, except as required by applicable Law.

                  (d) EMPLOYEE BENEFIT PLANS. Except as set forth on SCHEDULE 4.21(d), there are no pension, retirement, stock or equity purchase, stock or equity bonus, stock or equity ownership, stock or equity option, profit sharing, savings, medical, disability, hospitalization, insurance, deferred compensation, bonus, incentive, welfare or any other employee benefit plan, policy, agreement, commitment or arrangement maintained by or binding upon Impac or any Impac Subsidiary for any of their managers, directors, officers, consultants, employees or former employees (the "Impac Plans"). Neither Impac or any Impac Subsidiary maintains any funded welfare plans. SCHEDULE 4.21(d) also identifies each Impac Plan which constitutes an "employee pension benefit plan" ("Impac Pension Plan") or an "employee welfare benefit plan" ("Impac Welfare Plan"), as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"). None of the Impac Plans is a "multiemployer plan," as such term is defined in ERISA, or is subject to Title IV of ERISA.

         Impac has delivered to Servico current, accurate and complete copies of each Impac Plan (including all other instruments relating thereto) and, to the extent applicable, summary plan descriptions therefor and, to the extent applicable, copies of their most recent (i) Internal Revenue Service determination letter and any outstanding request for a determination letter;
(ii) Form 5500 and attached Schedule B (including any related actuarial valuation report) with respect to the last three plan years for each Impac Plan;
(iii) certified financial statements; (iv) attorney's response to an auditor's request for information; (v) collective bargaining agreements or other such contracts; (vi) ruling letter and any outstanding request for a ruling letter with respect to the tax-exempt status of any voluntary employees' beneficiary association which is implementing such Impac Plan; and (vii) general notification to employees of their rights under Code Section 4980B and form of letter(s) distributed upon the occurrence of a qualifying event described in Code Section 4980B, in the case of a Impac Plan that is a "group health plan" as defined in Code Section 5000(b)(1).

         Each Impac Pension Plan has been determined to be qualified under
Section 401(a) of the Code and, except as disclosed on SCHEDULE 4.21(d) to Impac's knowledge, no facts or circumstances exist which could result in the revocation of such qualification. Except as disclosed on SCHEDULE 4.21(d), each Impac Plan has been administered in all material respects in accordance with its terms and the Code, and each Impac Pension Plan and Impac Welfare Plan has been administered in all material respects in accordance with ERISA. The assets of each Impac Pension Plan are at least equal in value to the present value of the accrued benefits of participants of such Plan. Except as disclosed on SCHEDULE 4.21(d), no facts or circumstances exist which could reasonably be expected to give rise to any liability of any Impac Plan, Impac, Servico, SHG or any subsidiary thereof to any person other than routine claims for benefits and for the fees and expenses of third parties arising in the ordinary course of business which were incurred in connection with the maintenance of such plans. Impac has paid all amounts required under applicable Law, any Impac Pension Plan and any Impac Welfare Plan to be paid as a contribution to each Impac Pension Plan and Impac Welfare Plan through the date hereof. Except as disclosed on
SCHEDULE 4.21(d), neither Impac, any Impac Subsidiary, nor, to the knowledge of Impac, any other person has engaged in any transaction or taken any other action with respect to any Impac Plan which would subject Impac, Servico, SHG or any subsidiary thereof to: (i) any Tax, penalty or liability for prohibited transactions under ERISA or the Code; (ii) any Tax under Code Sections 4971, 4972, 4976, 4977 or 4979; or (iii) a penalty under ERISA Sections 502(c) or 502(l). None of Impac or any Impac Subsidiary, or any manager, director, officer or employee of Impac or any Impac Subsidiary, to the extent it or he is a fiduciary with respect to any Impac Pension Plan or Impac Welfare Plan, has breached any of its or his responsibilities or obligations imposed upon fiduciaries under ERISA or the Code or which could result in any claim being made under, by or on behalf of any Impac Pension Plan or Impac Welfare Plan or any participant or beneficiary thereof which would reasonably be expected to result in an Impac Material Adverse Effect. Each Impac Welfare Plan which is a group health plan within the meaning of Code Section 5000(b)(1) complies in all material respects with and in each and every case has complied in all material respects with the applicable requirements of Code Section 4980B and Part 6 of Title I of

ERISA and does not benefit retirees, except as otherwise required by law. As of the date thereof, there was no accrued vacation or sick leave payable to any person by Impac or any Impac Subsidiary which is not reflected in the Impac Financial Statements. None of the items disclosed on Schedule 4.21(d) could reasonably be expected to have an Impac Material Adverse Effect.

                  (e) PERSONNEL. SCHEDULE 4.21(e) sets forth: (i) the names of all managers and officers of Impac and each Impac Subsidiary; and (ii) the names and job designations of all employees of Impac and each Impac Subsidiary whose salary (including bonuses) exceeds $100,000 per annum. Except as disclosed in the Impac Financial Statements and except for unpaid base compensation accrued in the ordinary course of business consistent with past practice since September 30, 1997, there are no material sums due to any employees of Impac or any Impac Subsidiary.

         4.22 MATERIAL AGREEMENTS.

                  (a) SCHEDULE 4.22 sets forth a list of the following written and oral agreements, arrangements or commitments (collectively, the "Impac Material Agreements") to which either Impac or any Impac Subsidiary is a party or by which it or any of its respective assets are bound which are or would reasonably be expected to be material to the financial position or results of operations of Impac and the Impac Subsidiaries on a consolidated basis, including, but not limited to, any: (i) contract, commitment, or agreement resulting in a commitment for expenditure or other obligation, or which provides for the receipt of amounts involving in excess of $250,000, or a series or related contracts, commitments or agreements that in the aggregate give rise to rights or liabilities exceeding such amounts; (ii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment relating to the borrowing of money, encumbrance of assets or guaranty of any obligation in excess of $250,000; (iii) licensing, franchise or royalty agreements or agreements providing for other similar rights or agreements with third parties involving annual royalty payments in excess of $250,000; (iv) agreements which restrict Impac or any Impac Subsidiary from engaging in any line of business or from competing with any other person or entity anywhere in the world; (v) agreements or arrangements for the sale of any of the assets, property or rights of Impac or any Impac Subsidiary or requiring the consent of any party to the transfer and assignment of such assets, property and rights, except for agreements or arrangements to sell products or services in the ordinary course of business consistent with past practices; (vi) agreement, contract or arrangement with any affiliate of Impac or any Impac Subsidiary or any affiliate of any manager, officer, director or employee of Impac or any Impac Subsidiary involving in excess of $60,000; (vii) any indemnification, contribution or similar agreement or arrangement pursuant to which Impac or any Impac Subsidiary may be required to make any indemnification or contribution to any other person except to the extent provided in the Articles of Organization or Operating Agreement of Impac as in effect on the date hereof; or (viii) any other material contract, agreement or instrument which cannot be terminated without penalty to Impac or any Impac Subsidiary, upon the provision of not greater than 30 days notice. True and correct copies of all written agreements listed on SCHEDULE 4.22 have been furnished or made available to Servico.

                  (b) Except as set forth on SCHEDULE 4.22 or SCHEDULE 4.24, all Impac Material Agreements have been entered into on an "arms-length" basis with parties who are not affiliates of Impac or any Impac Subsidiary. The Impac Material Agreements are each in full force and effect and are the valid and legally binding obligations of Impac or the applicable Impac Subsidiary which is a party to same and, to Impac's knowledge, have not been breached by any of the other parties thereto, except for those breaches which would not, individually or in the aggregate, reasonably be expected to have an Impac Material Adverse Effect, and are valid and binding obligations of the other parties thereto. Neither Impac nor any Impac Subsidiary is in default under its Articles of Organization or Articles of Incorporation or Operating Agreement or Bylaws or in material default or alleged material default under any Impac Material Agreement to which it is a party, and, to the knowledge of Impac, no event has occurred which with the giving of notice or lapse of time or both would constitute such a default.

         4.23 LIST OF ACCOUNTS. SCHEDULE 4.23 sets forth, as of the date hereof:
(i) the name of each bank or other institution in which Impac or any Impac Subsidiary maintains an account (cash, securities or other) or safe deposit box; and (ii) the account number of the relevant account and a description of the type of account.

         4.24 RELATED PARTY TRANSACTIONS. Except as set forth on SCHEDULE 4.22 OR 4.24 or reflected in the Impac Financial Statements, no director, officer, manager, or other affiliate of Impac or any Impac Subsidiary, (individually an "Impac Related Party" and collectively the "Impac Related Parties") or any affiliate of any Impac Related Party: (i) owns, directly or indirectly, any interest in any person which is a competitor of Impac or any Impac Subsidiary, except for the ownership of not more than 5% of the outstanding stock of any company listed by a national stock exchange or the Nasdaq National Market; (ii) owns, directly or indirectly, in whole or in part, any material property, asset (other than cash) or right, real, personal or mixed, tangible or intangible, which is associated with or necessary in the operation of the business of Impac or any Impac Subsidiary, as presently conducted; or (iii) has an interest in or is, directly or indirectly, a party to any contract, agreement, lease or arrangement to which Impac or any Impac Subsidiary is bound or is a party.

         4.25 TAX MATTERS.

                  (a) Except as set forth on SCHEDULE 4.25(a), all federal, state, local and foreign Tax returns and Tax reports, if any, required to be filed with respect to the business or assets of Impac and the Impac Subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed; all of the foregoing as filed are true, correct and complete, and reflect accurately all liability for Taxes of Impac and the Impac Subsidiaries for the periods for which such returns relate; and all amounts shown as owing thereon have been paid. Except as set forth on SCHEDULE 4.25(a), none of such returns or reports have been audited by any governmental authority.

                  (b) All Taxes, if any, payable by Impac and the Impac Subsidiaries or relating to or chargeable against any of their assets, revenues or income through September 30, 1997, were fully paid by such date or provided for by adequate reserves in the Impac Financial Statements, and all similar items due through the Closing will have been fully paid by that date or provided for by adequate reserves on the books of Impac and the Impac Subsidiaries.

                  (c) Except as set forth on SCHEDULE 4.25(c), none of Impac nor any of the Impac Subsidiaries will have any liability with respect to any such Taxes including, but not limited to, interest and/or penalties, in excess of the amount so paid or the reserves so established on the books of Impac and the Impac Subsidiaries. Except as set forth on SCHEDULE 4.25(c), neither Impac nor any of the Impac Subsidiaries is delinquent in the payment of any Tax. No deficiencies for any Tax have been asserted against Impac or any of the Impac Subsidiaries with respect to any Taxes which have not been paid, settled or adequately provided for and there exists no basis for the making of any such deficiency, assessment or charge. None of the items disclosed on Schedule 4.25(c) could reasonably be expected to have an Impac Material Adverse Effect.

                  (d) Except as set forth on SCHEDULE 4.25(d), neither Impac nor any of the Impac Subsidiaries has waived any restrictions on assessment or collection of Taxes or consented to the extension of any statute of limitations relating to federal, state, local or foreign taxation.

         4.26 QUALIFYING TRANSACTION. To the knowledge of Impac, neither Impac nor any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that would prevent the Servico Merger from constituting a transaction qualifying under Section 368(a) of the Code or the Impac Merger from constituting a transaction qualifying under Section 351 of the Code. Impac is not aware of any agreement, plan or other circumstance that would prevent the Mergers from so qualifying under Section 368(a) and Section 351 of the Code.

         4.27 AFFILIATES. SCHEDULE 4.27 sets forth the names and addresses of those persons who may be deemed to be "affiliates" of Impac within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (each such person, an "Impac Affiliate").

         4.28 OPINION OF FINANCIAL ADVISOR. Allen & Company has delivered to the Manager its opinion to the effect that the Impac Exchange Ratio is fair to the Members from a financial point of view. Allen & Company has authorized the inclusion of its opinion in the Joint Proxy Statement.

         4.29 DISCLOSURE. No representation or warranty of Impac herein (including the exhibits and schedules hereto), and no certificate furnished or to be furnished by or on behalf of Impac to Servico or its agents pursuant to this Agreement, contains or will, at the time it is made, contain any untrue statement of a material fact or omits or will, at the time it is made, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading, in light of the circumstances under which they were made.

                                    ARTICLE V
                                    COVENANTS
                                    ---------

         5.1 INTERIM OPERATIONS OF IMPAC. During the period from the date of this Agreement to the Effective Time, Impac shall, and shall cause each Impac Subsidiary to, operate its business only in the usual and ordinary course consistent with past practices and (i) use reasonable good faith efforts to preserve intact its business organization and goodwill in all material respects,
(ii) continuously maintain insurance coverage substantially equivalent to the insurance coverage in existence on the date hereof, and (iii) use reasonable good faith efforts to maintain its relationships with franchisors, licensors, distributors, suppliers and others with which it has business relations. Except as otherwise expressly contemplated herein (including the provisions of Section 4.12) or set forth on SCHEDULE 5.1, without the written consent of Servico, which consent shall not be unreasonably withheld or delayed, Impac shall not, nor shall it cause or permit any Impac Subsidiary to, (i) amend or otherwise change its Articles of Organization or Articles or Certificate of Incorporation or Operating Agreement or Bylaws or other charter documents; (ii) issue, sell or authorize for issuance or sale, any membership interests or shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or other equity interests or any subscriptions, options, warrants, rights or convertible securities or enter into any agreements or commitments of any character obligating it to issue or sell any such membership interests, securities or other equity interests; (iii) redeem, purchase or otherwise acquire, directly or indirectly, any of its membership interests or any shares of capital stock or other equity interests or any option, warrant or other right to purchase or acquire any such shares, membership interests or other equity interests or return all or any portion of any capital contributions; (iv) enter into any commitment or transaction (including, but not limited to, any capital expenditure or sale of assets), other than in the ordinary course of business consistent with past practices; provided, however, that no commitment or transaction involving the receipt or potential receipt of in excess of Five Hundred Thousand Dollars ($500,000) or payment or potential payment of in excess of Five Hundred Thousand Dollars ($500,000) shall be entered into without the prior written consent of Servico, which shall not be unreasonably withheld or delayed; (v) create, incur or assume any long-term indebtedness or short-term indebtedness or indebtedness for borrowed money (including purchase money financing), except in the ordinary course of business consistent with past practices under an existing loan availability (but in no event in an aggregate amount exceeding Two Hundred Fifty Thousand Dollars ($250,000) more than is currently owed and outstanding as of the date hereof) and except for indebtedness in the amounts and for the purposes indicated on
SCHEDULE 5.1, or any lien, pledge, mortgage or other encumbrance affecting any of its assets; (vi) pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise) which involve payments or commitments to make payments which exceed normal business operating requirements, consistent with past practice; (vii) cancel any debts or waive any claims or rights other than the cancellation of immaterial debts or waiver of immaterial claims, in the ordinary course of business and consistent with past practice, of persons who would not be deemed affiliates of Impac or any Impac Subsidiary; (viii) make any loans, advances or capital contributions to, or investments in financial instruments of, any person or entity other than capital contributions to Impac Subsidiaries consistent with past practices; (ix) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity other than immaterial assumptions, guarantees or endorsements made in the ordinary course of business and consistent with past practice in favor of persons who would not be deemed affiliates of Impac or any Impac Subsidiary; (x) grant any increase in the compensation payable or to become payable to any of its managers, officers, employees or consultants or establish, adopt or increase any bonus, insurance or other employee benefit plan, payment or arrangement made to, for or with any such persons or pay any bonus to any manager, officer, director or employee, other than increases in the compensation or bonuses payable to such persons (other than Robert Cole or Robert Flanders), in the ordinary course of business and consistent with past practice; (xi) enter into any employment agreement or grant any severance or termination pay with or to any manager, officer or director or, except in the ordinary course of business consistent with past practices, any employee; (xii) declare or pay any dividend or other distribution (whether in cash, stock, membership interests or other property) with respect to is membership interests or capital stock; (xiii) alter in any material way the manner of keeping its books, accounts or records or its accounting practices therein reflected; (xiv) enter into any agreement which would be an Impac Material Agreement or terminate or materially amend any existing Impac Material Agreement; (xv) enter into any indemnification, contribution or similar agreement requiring it to indemnify any other person or entity or make contributions to any other person or entity other than immaterial indemnification, contribution or similar agreements made in the ordinary course of business and consistent with past practice with persons who would not be deemed affiliates of Impac or any Impac Subsidiary; (xvi) do any act, or omit to do any act, or permit, to the extent within Impac's control, any act or omission to act which would cause a material violation or breach of any of the representations, warranties or covenants of Impac set forth in this Agreement;
(xvii) enter into any agreement or take any action which could have an Impac Material Adverse Effect (financial or otherwise); or (xviii) agree, whether in writing or otherwise, to do any of the foregoing.

         5.2 INTERIM OPERATIONS OF SERVICO.

                  (a) During the period from the date of this Agreement to the Effective Time, Servico shall, and shall cause each Servico Subsidiary to, operate its business only in the usual and ordinary course consistent with past practices and shall (i) use reasonable good faith efforts to preserve intact its business organization and goodwill in all material respects, (ii) continuously maintain insurance coverage substantially equivalent to the insurance coverage in existence on the date hereof, and (iii) use reasonable good faith efforts to maintain its relationships with franchisors, licensors, distributors, suppliers and others with which it has business relations. Except as otherwise expressly contemplated herein or set forth on SCHEDULE 5.2, without the written consent of Impac, which consent shall not be unreasonably withheld or delayed, Servico and the Servico Subsidiaries shall not (i) do any act, or omit to do any act, or permit, to the extent within Servico's control, any act or omission to act which could cause a material violation or breach of any of the representations, warranties or covenants of Servico set forth in this Agreement; (ii) enter into any agreement or take any action which could have a Servico Material Adverse Effect (financial or otherwise); (iii) enter into any commitment or transaction which would be dilutive to Servico's earnings per share in the fiscal year in which such transaction is consummated; (iv) enter into any commitment or transaction outside of the ordinary course of Servico's business requiring the payment of in excess of Two Million Dollars ($2,000,000) or create, incur or assume indebtedness in excess of Five Million Dollars ($5,000,000) other than in connection with or related to the acquisition, operation or renovation of hotel or hotel related properties; (v) issue or sell any shares of its Common Stock or securities convertible into its Common Stock other than either pursuant to or in connection with (A) options granted to directors or employees or shares issued pursuant to currently outstanding options or warrants and (B) transactions involving shares representing no more than ten percent (10%) of Servico's outstanding Common Stock; or (vi) agree, whether in writing or otherwise, to do any of the foregoing.

                  (b) During the period from the date of this Agreement to the Effective Time, in the event that Servico determines to acquire hotels and related properties for an aggregate purchase price of more than One Hundred Million Dollars ($100,000,000) (excluding any hotels currently under contract such as the AMI Operating Partners, L.P. properties), then Servico shall promptly notify Impac. If Impac reasonably determines that such acquisitions will result in a Material Adverse Effect or materially change the nature of Servico's operations, then Impac may exercise its right to terminate this Agreement pursuant to Section 7.4(i) of this Agreement.

         5.3 ACCESS.

                  (a) SERVICO ACCESS. Servico shall: (i) afford to Impac and its agents and representatives reasonable access to the properties, books, records and other information of Servico and the Servico Subsidiaries, provided that such access shall be granted upon reasonable notice and at reasonable times during normal business hours in such a manner as to not unreasonably interfere with normal business operations; (ii) use its reasonable efforts to cause Servico's personnel, without unreasonable disruption of normal business operations, to assist Impac in its investigation of Servico and the Servico Subsidiaries pursuant to this Section 5.3(a); and (iii) furnish promptly to Impac all information and documents concerning the business, assets, liabilities, properties and personnel of Servico and Servico Subsidiaries as Impac may from time to time reasonably request. In addition, from the date of this Agreement until the Closing, Servico shall cause one or more of its officers to confer on a regular basis with the Manager of Impac and to report on the general status of Servico's ongoing operations.

                  (b) IMPAC ACCESS. Impac shall: (i) afford to Servico and its agents and representatives full access to the properties, books, records and other information of Impac and the Impac Subsidiaries, provided that such access shall be granted upon reasonable notice and at reasonable times during normal business hours in such a manner as to not unreasonably interfere with normal business operations; (ii) use its reasonable efforts to cause Impac's personnel, without unreasonable disruption of normal business operations, to assist Servico in its investigation of Impac and the Impac Subsidiaries pursuant to this
Section 5.3(b); and (iii) furnish promptly to Servico all information and documents concerning the business, assets, liabilities, properties and personnel of Impac and the Impac Subsidiaries as Servico may from time to time reasonably request. In addition, from the date of this Agreement until the Closing, Impac shall cause one or more of its managers or officers to confer on a regular basis with officers of Servico and to report on the general status of Impac's ongoing operations.

         5.4 CONSENTS. Each of Impac and Servico agrees to cooperate with each other, file, submit or request promptly after the date of this Agreement and to prosecute diligently any and all applications or notices required to be filed or submitted to any Governmental Entity, including those specified in Sections 3.5 and 4.8. Each of Impac and Servico shall promptly make available to the other such information as each of them may reasonably request relating to its business, assets, liabilities, properties and personnel as may be required by each of them to prepare and file or submit such applications and notices and any additional information requested by any Governmental Entity, and shall update by amendment or supplement any such information given in writing. Each of Impac and Servico represents and warrants to the other that such information, as amended or supplemented, shall be true and not misleading. Each of Impac and Servico shall promptly provide the other with copies of all filings made with Governmental Entities in connection with this Agreement.

         5.5 REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties shall use its reasonable efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its control to cause to be fulfilled those conditions precedent to its obligations to consummate the Merger. The parties shall use reasonable efforts to obtain all consents and approvals required in connection with the consummation of the transactions contemplated by this Agreement.

         5.6 NOTIFICATION. Each party to this Agreement shall promptly notify the other parties in writing of the occurrence, or threatened occurrence, of (i) any event that, with the lapse of time or notice or both, would constitute a violation or breach of this Agreement by such party, (ii) any event that would cause any representation or warranty made by such party in this Agreement to be false or misleading in any respect; and (iii) any other matter which may occur from and after the date of this Agreement which, if existing on the date of such Agreement, would have been required to be disclosed herein. The updating of any schedule pursuant to this Section 5.6 shall not be deemed to release any party for the breach of any representation, warranty or covenant hereunder or of any other liability arising hereunder.

         5.7 NO SOLICITATION. Except for the transactions contemplated by this Agreement, unless and until this Agreement shall have been terminated, Impac shall not (nor shall it permit any of its managers, officers, directors, agents or affiliates to) enter into a binding agreement to sell all or substantially all of the business, assets or capital stock or membership units of Impac or any Impac Subsidiary, whether by merger, purchase of assets or otherwise (a "Competing Transaction") and shall not, directly or indirectly:

                  (i) from the period from the date of this Agreement to May 1, 1998, except as required by Law or under an appropriate confidentiality agreement, disclose any non-public information or any other information not customarily disclosed to any person or entity concerning the business or assets of Impac and any Impac Subsidiary or afford to any person or entity (other than Servico and its designees) access to the books or records of Impac or any Impac Subsidiary; and

                  (ii) after May 1, 1998 or such later date during which Servico is actively negotiating with any Designated Person or enters into active negotiations with any other third party with respect to any offer or proposal regarding a Change of Control (such date being hereinafter referred to as the "Designated Date"), solicit, encourage, initiate or participate in any negotiations or discussions with respect to any offer or proposal to acquire all or substantially all of the business, assets or capital stock or membership interests of Impac or any Impac Subsidiary, whether by merger, purchase of assets or otherwise, or, except as required by Law, disclose any nonpublic information or any other information not customarily disclosed to any person or entity concerning the business and assets of Impac and any Impac Subsidiary, afford to any person or entity (other than Servico and its designees) access to the books or records of Impac or any Impac Subsidiary or otherwise assist or encourage any person or entity in connection with any of the foregoing. In the event Impac shall receive or become aware of any offer or proposal of the type referred to in the foregoing provision, Impac shall promptly inform Servico as to any such offer or proposal.

         5.8 CONFIDENTIALITY. The parties acknowledge that all confidential or proprietary information with respect to the business and operations of the other party and their respective subsidiaries is valuable, special and unique. The parties shall not disclose, directly or indirectly, to any person or entity, or use or purport to authorize any person or entity to use any confidential or proprietary information with respect to the other party or any of their respective subsidiaries, without the prior written consent of the other party, including without limitation, information as to the financial condition, results of operations, customers, suppliers, proposed projects, projects under development, services, services under development, inventions, sources, leads or methods of obtaining new business or projects, pricing methods or formulas, costs, marketing strategies or any other information relating to Impac or Servico or any of their respective subsidiaries, which could reasonably be regarded as confidential or proprietary, but not including information which (i) is or shall become generally available to the public, other than as a result of an unauthorized disclosure by any of the parties or any of its affiliates, (ii) becomes available to the other party on a nonconfidential basis from a source other than a party to this Agreement, provided such source is not in violation of a confidentiality agreement with the party providing such information or
(iii) is required to be disclosed by law or by the rules and regulations of the NYSE. The covenants of the parties contained in this Section 5.8 shall survive any termination of this Agreement.

         5.9 PUBLICITY. The parties agree to consult and cooperate with each other in issuing any press release or other public announcement or making any governmental filing concerning this Agreement or the transactions contemplated hereby. Nothing contained herein shall prevent any party from at any time furnishing any information to any Governmental Entity which it is by Law or pursuant to the rules and regulations of the NYSE so obligated to disclose or from making any disclosure which its independent outside counsel (which may be such party's regularly engaged outside counsel) deems (in the case of non-governmental filings, in writing) necessary in order to fulfill such party's disclosure obligations under applicable law, or the rules and regulations of the NYSE.

         5.10 LETTERS OF ACCOUNTANTS. Each of Servico and Impac shall use all reasonable efforts to cause to be delivered to the other a "comfort" letter of each of Ernst & Young L.L.P. and Coopers & Lybrand L.L.P., respectively, each such letter dated and delivered as of the date the Registration Statement shall have become effective and as of the Effective Time, and addressed to Servico and Impac, respectively, in form and substance reasonably satisfactory to the recipient thereof and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with mergers such as those contemplated by this Agreement.

         5.11 PLAN OF REORGANIZATION. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Mergers to qualify, and shall not, without the prior written consent of the other parties hereto, knowingly take any actions or cause any actions to be taken which could prevent the Servico Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code or the Impac Merger as a transfer of property described in Section 351 of the Code. In the event that the Mergers shall fail to qualify as transactions under the provisions of Section 351 and 368(a) of the Code, as the case may be, then the parties hereto agree to negotiate in good faith to restructure the Mergers in order that they shall qualify as tax-free transactions under the Code.

Following the Effective Time, and consistent with any such consent, neither of the Surviving Corporations, Servico, Impac, SHG nor any of their affiliates shall knowingly take any action or knowingly cause any action to be taken which would cause the Mergers to fail to qualify as a reorganization under Section 368(a) of the Code or as a transfer of property described in Section 351 of the Code, as the case may be.

         5.12 REGISTRATION STATEMENT; JOINT PROXY STATEMENT.

                  (a) As promptly as practicable after the execution of this Agreement, Servico and Impac shall jointly prepare and SHG shall file with the SEC a document or documents that will constitute (i) the prospectus forming part of the registration statement on Form S-4 of SHG (together with all amendments thereto, the "Registration Statement"), in connection with the registration under the Securities Act of (A) the SHG Common Stock to be issued to Servico's shareholders pursuant to the Servico Merger and (B) the SHG Common Stock to be issued to Impac's Members pursuant to the Impac Merger, and (ii) the Joint Proxy Statement with respect to the Mergers relating to the special meeting of each of Servico's shareholders (the "Servico Special Meeting") and Impac's Members (the "Impac Special Meeting" and, together with the Servico Special Meeting, the "Special Meetings") to be held to consider the approval of this Agreement and the Mergers contemplated hereby (such document, together with any amendments thereto, the "Joint Proxy Statement"). Copies of the Joint Proxy Statement shall be provided to the NYSE in accordance with the rules of such exchange. Each of the parties hereto shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of SHG Common Stock pursuant to the Mergers. Servico or Impac, as the case may be, shall furnish all information concerning Servico or Impac (including updated financial information as required by Regulation S-X) as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and Joint Proxy Statement. As promptly as practicable after the effective date of the Registration Statement, the Joint Proxy Statement shall be mailed to the shareholders of Servico and Members of Impac. Each of the parties hereto shall cause the Joint Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the NYSE, (iii) the Securities Act and (iv) the FBCA and the GLLCA.

                  (b) (i) The Joint Proxy Statement shall include the adoption of the Mergers and recommendation of the Board of Directors of Servico to Servico's shareholders that they vote in favor of approval of this Agreement and the Mergers contemplated hereby. In addition, the Joint Proxy Statement shall include the opinion of Lehman Brothers referred to in Section 3.15.

                      (ii) The Joint Proxy Statement shall include the approval of the Mergers and recommendation of the Manager of Impac to Impac's Members that they vote in favor of approval of this Agreement and the Mergers contemplated hereby. In addition, the Joint Proxy Statement shall include the opinion of Allen & Company referred to in Section 4.28.

                  (c) No amendment or supplement to the Joint Proxy Statement or the Registration Statement shall be made without the approval of Servico and Impac, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the SHG Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or of any request by the SEC or the NYSE for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                  (d) The information supplied by Impac for inclusion in the Registration Statement and the Joint Proxy Statement shall not, at (i) the time the Registration Statement is filed with the SEC, (ii) if different, the time the Registration Statement is declared effective, (iii) the time the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Members of Impac and the shareholders of Servico, (iv) the time of the Impac Special Meeting, (v) the time of the Servico Special Meeting and (vi) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Impac or any Impac Subsidiary, or their respective managers, officers or directors, should be discovered by Impac that should be set forth in an amendment or a supplement to the Registration Statement or Joint Proxy Statement, Impac shall promptly inform Servico.

                  (e) The information supplied by Servico for inclusion in the Registration Statement and the Joint Proxy Statement shall not, at (i) the time the Registration Statement is filed with the SEC, (ii) if different, the time the Registration Statement is declared effective, (iii) the time the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of Servico and the Members of Impac, (iv) the time of the Impac Special Meeting, (v) the time of the Servico Special Meeting and (vi) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Servico or any Servico Subsidiary, or their respective officers or directors, should be discovered by Servico that should be set forth in an amendment or a supplement to the Registration Statement or Joint Proxy Statement, Servico shall promptly inform Impac.

         5.13 SPECIAL MEETINGS. Impac shall call and hold the Impac Special Meeting and Servico shall call and hold the Servico Special Meeting as promptly as practicable for the purpose of voting upon the approval of this Agreement pursuant to the Joint Proxy Statement and the Mergers contemplated hereby, and each of Servico and Impac shall use its reasonable efforts to hold the Special Meetings on the same day and as soon as practicable after the date on which the Registration Statement becomes effective. Impac shall use its reasonable efforts to solicit from its Members, proxies in favor of the approval of this Agreement and the Mergers contemplated hereby pursuant to the Joint Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of Members required by the GLLCA. Servico shall use its reasonable efforts to solicit from its shareholders proxies in favor of the approval of this Agreement and the Mergers contemplated hereby pursuant to the Joint Proxy Statement, and shall take all other action necessary or advisable to secure the vote or consent of its shareholders required by the FBCA or applicable stock exchange requirements to obtain such approval. Each of the parties hereto shall take all other action necessary or, in the opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote or consent of shareholders or Members required by applicable Law and such party's Articles of Incorporation or Articles of Organization and Bylaws or Operating Agreement to effect the Mergers.

         5.14 EMPLOYEE BENEFITS MATTERS.

                  (a) Except as otherwise provided herein, each benefit plan of Servico (the "Servico Plans") and the Impac Plans in effect as of the Effective Time shall be maintained in effect with respect to the employees or former employees of Servico and the Servico Subsidiaries, on the one hand, and of Impac and the Impac Subsidiaries, on the other hand, respectively, who are covered by such benefit plans immediately prior to the Closing until SHG otherwise determines after the Effective Time; PROVIDED, HOWEVER, that nothing contained herein shall limit any reserved right in any Servico Plan or Impac Plan to amend, modify, suspend, revoke or terminate any such plan.

                  (b) With respect to any Servico Plan or benefit plan of SHG under which the delivery of Servico Common Stock or SHG Common Stock, as the case may be, is required upon payment of benefits, grant of awards or exercise of options (the "Stock Plans"), SHG shall take all corporate action necessary or appropriate to (i) obtain shareholder approval with respect to such plan to the extent such approval is required for purposes of the Code or other applicable law, or to enable such plan to comply with Rule 16b-3 promulgated under the Exchange Act, (ii) reserve for issuance under such plan or otherwise provide a sufficient number of shares of SHG Common Stock for delivery upon payment of benefits, grant of awards or exercise of options under such plan and (iii) as soon as practicable after the Effective Time, file registration statements on Form S-3 or Form S-8, as appropriate (or any successor or other appropriate forms), with respect to the shares of SHG Common Stock subject to such plan to the extent such registration statement is required under applicable law, and SHG shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options remain outstanding. Further, SHG shall reserve for issuance under a stock option plan approved by the Board of Directors of SHG, that number of shares of SHG Common Stock which equals seven and one-half percent (7-1/2%) of the Base Number, such options to be granted to certain employees of Impac or any Impac Subsidiary. SHG agrees that such options shall be granted to such employees effective as of the Closing and in the names and respective allocations determined by the Board of Directors of SHG after consideration of recommendations from Robert Cole and the grants of stock options made to employees in comparable positions at Servico and the Servico Subsidiaries. With respect to those individuals who subsequent to the Mergers will be subject to the reporting requirements under Section 16(a) of the Exchange Act, SHG shall administer the Stock Plans, where applicable, in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

                  (c) Without limiting the applicability of the foregoing or of
Section 2.8 hereof, each of the parties hereto shall take all actions as are necessary to ensure that Servico and Impac shall not be, at the Effective Time, bound by any options, stock or equity appreciation rights, warrants or other rights or agreements which would entitle any person, other than SHG, to own any capital stock or interests of the Surviving Corporations or to receive any payment in respect thereof, and all Servico Plans conferring any rights with respect to shares or other capital stock or interests of Servico shall be deemed hereby to be amended to be in conformity with this Section 5.14.

         5.15 EXECUTIVE OFFICERS. At the Effective Time, subject to the Bylaws of SHG and each of the Surviving Corporations (i) David A. Buddemeyer shall hold the position of Chief Executive Officer of SHG and each of the Surviving Corporations, (ii) Robert S. Cole shall hold the position of President of SHG and each of the Surviving Corporations and (iii) David Buddemeyer and Robert Cole shall hold the positions of Co-Chairmen of the Board of Directors of SHG and each of the Surviving Corporations. If any of such persons is unable or unwilling to hold such offices as set forth above, his successor shall be selected by the Board of Directors of SHG or the Surviving Corporations in accordance with their respective Bylaws.

         5.16 AFFILIATES. Impac shall use its reasonable efforts to deliver or cause to be delivered to Servico, prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit 5.16 (the "Impac Affiliate Letter"), executed by each of the Impac Affiliates identified in SCHEDULE 4.27. The foregoing notwithstanding, SHG shall be entitled to place legends in the form specified in the Impac Affiliate Letter on the certificates evidencing any of the SHG Common Stock to be received by (i) any Impac Affiliate or (ii) any person Servico reasonably identifies (by written notice to Impac) as being a person who may be deemed an "affiliate" within the meaning of Rule 145 of the rules and regulations of the Securities Act and to issue appropriate stop transfer instructions to the transfer agent for the SHG Common Stock, consistent with the terms provided for in the Impac Affiliate Letter, regardless of whether such person has executed an Impac Affiliate Letter and regardless of whether such person's name and address appear on SCHEDULE 4.27.

         5.17 HEADQUARTERS. The corporate headquarters of SHG shall initially be located in Atlanta, Georgia.

         5.18 POST-MERGER SHG BOARD OF DIRECTORS. At the Effective Time, the total number of persons serving on the Board of Directors of SHG shall be eight (unless otherwise agreed in writing by Servico and Impac prior to the Effective
Time), five of whom shall be Servico Directors, two of whom shall be Impac Directors and one of whom shall be selected by both Impac and Servico. The initial directors of SHG and the initial allocations of the directors among the three classes of directors shall, at the Effective Time, be as follows: The Board of Directors shall be divided into three classes, designated as Class I to initially serve for one year, Class II to initially serve for two years and Class III to initially serve for three years. The initial directors of SHG shall allocate the directors among the three classes as follows: (i) Class I shall consist of two directors, comprised of Peter R. Tyson and the person mutually selected as provided above; (ii) Class II shall consist of three directors, comprised of Joseph C. Calabro, Michael Levin and John Lang; and (iii) Class III shall consist of three directors, comprised of David Buddemeyer, Robert S. Cole and Richard H. Weiner. Such directors shall serve as the directors of SHG from and after the Effective Time in accordance with the Restated Certificate of Incorporation and Bylaws of SHG until their successors are elected or appointed and qualified or until their resignation or removal. In the event that, prior to the Effective Time, any person so selected to serve on the Board of Directors of SHG is unable or unwilling to serve in such position, the company that selected such person shall designate another person to serve in such person's stead. From and after the Effective Time, the composition of the Board of Directors shall be determined in accordance with the Restated Certificate of Incorporation and Bylaws of SHG. The term "Impac Director" means any person serving as a Manager or executive officer of Impac on the date hereof who become a director of SHG at the Effective Time; and the term "Servico Director" means any person serving as a director or executive officer of Servico on the date hereof who is designated by Servico become a director of SHG at the Effective Time.

         5.19 STOCK EXCHANGE LISTINGS. Each of the parties hereto shall use its reasonable efforts to obtain, prior to the Effective Time, the approval for listing on the NYSE, effective upon official notice of issuance, of the shares of SHG Common Stock into which the Shares will be converted pursuant to Article II hereof and which will be issuable upon exercise of options pursuant to
Section 2.8 hereof.

         5.20 INDEMNIFICATION.

                  (a) From and after the Effective Time, SHG agrees that it will, and will cause the Surviving Corporations to, indemnify and hold harmless each present and former director, manager, member, officer and agent of Servico and Impac (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Servico or Impac, as the case may be, would have been permitted under Florida or Georgia law, as the case may be, and its articles of incorporation, articles of organization, operating agreement or bylaws in effect on the date hereof to indemnify such Indemnified Party (and SHG and the Surviving Corporations shall also advance expenses as incurred to the fullest extent permitted under applicable Law, provided the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification).

                  (b) For a period of six (6) years after the Effective Time, SHG shall maintain or shall cause the Surviving Corporations to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by Servico or Impac directors' and officers' liability insurance policy (copies of which have been heretofore delivered by Servico and Impac to each other ) with coverage in amount and scope at least as favorable as Servico's or Impac's existing coverage; provided that in no event shall SHG or the Surviving Corporations be required to expend in the aggregate in excess of 200% of the annual premium currently paid by Servico or Impac for such coverage; and if such premium would at any time exceed 200% of such amount, then SHG or the Surviving Corporations shall maintain insurance policies which provide the maximum and best coverage available at an annual premium equal to 200% of such amount.

                  (c) The provisions of this Section 5.20 are intended to be an addition to the rights otherwise available to the current officers, directors and managers of Servico and Impac by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

         5.21 GUARANTEES. SHG shall use its reasonable efforts (without the requirement to pay any fee or adversely modify the terms of any agreement) to obtain a release of any individuals from liability as guarantor of Impac's or any Impac Subsidiary's obligations to third parties under those franchise agreements and related documentation identified on SCHEDULE 5.21. In any event, SHG shall indemnify and hold harmless each such individual guarantor from and against any liability such guarantor may incur after the Effective Time under such guarantees as a result of Impac's or any Impac Subsidiary's failure to satisfy its obligations under such franchise agreements or related documentation.

         5.22 REGISTRATION RIGHTS. Pursuant to, and subject to the provisions of, a Registration Rights Agreement, the form of which is set forth as Exhibit
5.22 hereto, SHG shall grant certain "piggy-back" registration rights to those Members of Impac who receive SHG Common Stock in the Mergers and who (i) as a result of the Mergers, become subject to the restrictions on the sale of such SHG Common Stock pursuant to Rule 145 of the rules and regulations of the Securities Act and (ii) would be prohibited from selling, over a twelve month period, all of their respective shares of SHG Common Stock so received in the Mergers by virtue of the volume limitations set forth in paragraph

(d)(i) of Rule 145 incorporating paragraph (e) of Rule 144 promulgated by the SEC under the Securities Act.

         5.23 TERMINATION OF DEVELOPMENT AGREEMENT; USE OF AFFILIATED NAMES. Impac shall, prior to Closing, cause the termination of that certain Development Agreement between Impac and Impac Hotel Development, Inc. ("Development"), dated March 10, 1998, without any cost or liability of any kind to Impac and shall take all other action necessary to ensure that, after the Closing, neither Impac nor any Impac Subsidiary has any further obligation of any kind, contingent or otherwise, including any payment obligation, to Development after the Closing other than the payment of up to a 4% development fee upon the acquisition by SHG, after the Closing of any of the hotels or properties identified on SCHEDULE 5.23; provided, however, that in no event shall the aggregate amount of development fees payable to Development exceed $2.5 million. Additionally, Impac shall cause all affiliates of Impac (other than any Impac Subsidiary) and all affiliates of each Impac Subsidiary to, within sixty (60) days after the Closing, cease using any and all tradenames and any other names, trademarks, logos or tradedress containing the word "Impac" and, as applicable, to file an appropriate amendment to its charter documents changing its name to a name which does not use or include the name "Impac" or any similar name.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS
                              ---------------------

         6.1 SURVIVAL OF THE REPRESENTATIONS AND WARRANTIES. The representations and warranties of Impac and Servico contained in this Agreement shall terminate at the Closing.

         6.2 INVESTIGATION. Notwithstanding any provisions contained herein to the contrary, the representations, warranties, covenants and agreements of this Agreement shall not be affected or diminished in any way by the receipt of any notice pursuant to Section 5.6 or by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. All statements contained herein or in any schedule, certificate or exhibit delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties for purposes of this Agreement.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT
                              --------------------

         7.1 MUTUAL CONDITIONS PRECEDENT. The respective obligations of the parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a) GOVERNMENTAL CONSENTS. All material consents and approvals required by Governmental Entities for the consummation of the transactions contemplated by this Agreement shall have been obtained, including without limitation, the expiration or termination of any notice and waiting period under the HSR Act. All of such consents and approvals shall have been obtained without the imposition of any conditions which would materially adversely affect SHG's ability to operate Servico, Impac or any of their subsidiaries following the Closing.

                  (b) NO LITIGATION. No litigation, arbitration or other proceeding shall be pending or, to the knowledge of the parties, threatened by or before any court, arbitration panel or governmental authority; no law or regulation shall have been enacted after the date of this Agreement;

and no judicial or administrative decision shall have been rendered; in each case, which enjoins, prohibits or materially restricts, or seeks to enjoin, prohibit or materially restrict, the consummation of the transactions contemplated by this Agreement.

                  (c) REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn.

                  (d) LISTING OF EXCHANGE SHARES. SHG shall have obtained approval for listing on the NYSE of the shares of SHG Common Stock to be issued in the Mergers.

                  (e) CORPORATE APPROVALS. The shareholders of Servico and the Members of Impac shall have approved this Agreement and the Mergers in accordance with the FBCA and the GLLCA, respectively.

                  (f) OPINION OF SERVICO'S TAX COUNSEL. Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. shall have issued its opinion, such opinion dated on or about the date hereof and on or about the date of the Closing, addressed to SHG, Servico and Impac, based upon customary representations of Servico and Impac and customary assumptions, to the effect that the Servico Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Servico, Servico Merger Sub and SHG shall be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect;

                  (g) OPINION OF IMPAC'S TAX COUNSEL. Powell, Goldstein, Frazer & Murphy, LLP shall have issued its opinion, such opinion dated on or about the date hereof and on or about the date of the Closing, addressed to SHG, Servico and Impac, based upon customary representations of Servico and Impac and customary assumptions, to the effect that the Impac Merger will be treated for federal income tax purposes as a transfer of property described in Section 351 of the Code, which opinion shall not have been withdrawn or modified in any material respect;

                  (h) COMFORT LETTERS. Each of Coopers & Lybrand and Ernst & Young shall have delivered the comfort letters referred to in Section 5.10.

         7.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SERVICO. The obligations of Servico to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties of Impac contained herein or in any certificate or other document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects (except for such representations and warranties qualified by materiality which shall be true and correct in all respects) on and as of the Closing with the same force and effect as though made on and as of such date.

                  (b) PERFORMANCE. Impac shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by if prior to or at the Closing.

                  (c) NO MATERIAL ADVERSE EFFECT. There shall not have occurred any event or condition which has adversely affected or may adversely affect in any material respect the condition (financial or otherwise) of Impac and the Impac Subsidiaries, taken as a whole, or their assets, liabilities (whether absolute, accrued, contingent or otherwise), earnings, business, prospects or operations.

                  (d) CONSENTS. Impac shall have obtained all material authorizations, consents, waivers and approvals as may be required in connection with the consummation of the transactions contemplated hereby, including, without limitation, any consents required to be obtained in connection with those instruments and agreements listed on SCHEDULE 4.7 hereto and consents necessary to enable the business and operations of Impac after consummation of the transactions contemplated hereby to continue to be conducted in the same manner as currently conducted. Each such consent shall have been obtained without the imposition of any adverse terms or conditions or without the imposition of any significant cost.

                  (e) OPINION OF COUNSEL. Servico shall have received from Powell, Goldstein, Frazer & Murphy, LLP ("PGFM"), legal counsel to Impac, an opinion letter, dated the Closing Date, in form and substance reasonably satisfactory to Servico, with respect to the matters set forth in Exhibit 7.2(e) to this Agreement, including an opinion that no membership interests or other securities issued by Impac or any Impac Subsidiary from the date of its organization or incorporation to the date hereof were issued in violation of the rules and regulations of the Securities Act or Blue Sky Laws. The opinion of PGFM regarding the issuance of membership interests or other securities of any Impac Subsidiary may be limited to issuances occurring after PGFM first acted as legal counsel for Impac or any Impac Subsidiary.

                  (f) CERTIFICATES. Impac shall have delivered to Servico a certificate executed by its Manager and President, dated as of the Closing, certifying in such detail as Servico may reasonably request, that (i) the conditions specified in Sections 7.2(a) and (b) (insofar as they are to be performed by or Impac) have been fulfilled and (ii) attached to such certificate is a true and correct copy of the resolutions or consents of the Members authorizing the execution, delivery and performance of this Agreement by Impac. Servico shall also have received (i) a certificate of Secretary as to the incumbency and signatures of the officers of Impac executing this Agreement and the Impac Articles of Merger, and (ii) a certificate issued by the Secretary of State of Georgia and of each state in which Impac and any Impac Subsidiary is qualified to do business, as of a date reasonably acceptable to Servico, as to the good standing of Impac and the Impac Subsidiaries in those states.

                  (g) DEBT RESTRUCTURING. Impac and Servico shall have received a commitment, effective as of the Closing, to restructure the indebtedness of Impac and the Impac Subsidiaries substantially in accordance with the terms described on SCHEDULE 7.2(g).

         7.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF IMPAC. The obligations of Impac to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties of Servico contained herein or in any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects (except for such representations and warranties qualified by materiality which shall be true and correct in all respects) on and as of the Closing with the same force and effect as though made on and as of such date.

                  (b) PERFORMANCE. Servico shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by them prior to or at the Closing.

                  (c) NO MATERIAL ADVERSE EFFECT. There shall not have occurred any event or condition which has adversely affected or may adversely affect in any material respect the condition (financial or otherwise) of Servico and the Servico Subsidiaries, taken as a whole, or their assets, liabilities (whether absolute, accrued, contingent or otherwise), earnings, business, prospects or operations.

                  (d) CONSENTS. Servico shall have obtained all material authorizations, consents, waivers and approvals as may be required in connection with the consummation of the transactions contemplated hereby, including, without limitation, any consents required to be obtained in connection with those instruments and agreements listed on SCHEDULE 3.4 hereto and consents necessary to enable the business and operations of Servico after consummation of the transactions contemplated hereby to continue to be conducted in the same manner as currently conducted. Each such consent shall have been obtained without imposition of any adverse terms or conditions or without the imposition of any significant costs.

                  (e) OPINION OF COUNSEL. Impac shall have received from Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., legal counsel to Servico, an opinion letter, dated the Closing, in form and substance reasonably satisfactory to Impac, with respect to the matters set forth in Exhibit 7.3(e) to this Agreement.

                  (f) SERVICO'S CERTIFICATES. Servico shall have delivered to Impac a certificate executed by its Chairman and President, dated as of the Closing, certifying in such detail as Impac may reasonably request, that: (i) the conditions specified in Sections 7.3(a) and (b) (insofar as they are to be performed by Servico) have been fulfilled; and (ii) attached to such certificate is a true and correct copy of the resolutions of the Board of Servico authorizing the execution, delivery and performance of this Agreement by Servico. Impac shall have also received a certificate of Secretary as to the incumbency and signatures of the officers of Servico executing this Agreement and the Servico Articles of Merger.

                  (g) EMPLOYMENT AGREEMENTS. Each of those persons listed on
SCHEDULE 7.3(g) shall have been offered employment by SHG substantially upon the terms described in SCHEDULE 7.3(g).

         7.4 TERMINATION. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

                  (a) by mutual written consent of Servico and Impac;

                  (b) by either Servico or Impac, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Mergers, and such order, decree, ruling or other action shall have become final and nonappealable;

                  (c) by either Servico or Impac, after the End Date, if the Mergers have not been consummated on or before July 31, 1998 (such date or such later date mutually agreed to in writing by the parties hereto referred to as the "End Date") (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Closing);

                  (d) by either Servico or Impac, if at the Servico Special Meeting (including any adjournment or postponement thereof), the requisite vote of the shareholders of Servico in favor of approval of the adoption of this Agreement and the Mergers shall not have been obtained;

                  (e) by Servico at any time in its sole discretion if any of the representations or warranties of Impac in this Agreement are not in all material respects true and correct, or if Impac breaches in any material respect any covenant contained in this Agreement, provided that if such misrepresentation or breach is curable, it is not cured within fifteen (15) business days after notice thereof, but in any event prior to the End Date;

                  (f) by Impac at any time in its sole discretion if any of the representations or warranties of Servico in this Agreement are not in all material respects true and correct, or if Servico breaches in any material respect any covenant contained in this Agreement, provided that if such misrepresentation or breach is curable, it is not cured within fifteen (15) business days after notice thereof, but in any event prior to the End Date;

                  (g) by Impac, if after May 1, 1998, Servico shall be actively engaged in negotiating with any person or entity with which it has exchanged any non-public information under a confidentiality agreement during the period from January 1, 1998 to the date of this Agreement (a "Designated Person"), with respect to any offer or proposal involving a Change of Control of Servico;

                  (h) by Impac or Servico, if a proposal for a Change of Control of Servico shall have been publicly announced and Servico's Board of Directors shall have withdrawn or adversely modified their recommendation to Servico's shareholders that they vote in favor of the approval of this Agreement and the Mergers contemplated hereby or Servico chooses to enter into a definitive agreement for a Change of Control;

                  (i) by Impac, if since the date of this Agreement, Servico shall have provided Impac a notice pursuant to Section 5.2(b) and Impac reasonably determines that Servico's proposed acquisitions will result in a Servico Material Adverse Effect or materially change the nature of Servico's operations taken as a whole; provided that Impac so notifies Servico of its election to terminate hereunder within ten days after receipt of the notice delivered by Servico pursuant to Section 5.2(b); or

                  (j) by Impac or Servico after May 1, 1998, if the non-terminating party (i) has entered into active negotiations with any third party (other than a Designated Person) with respect to any offer or proposal regarding a Change of Control (with respect to Servico) or a Competing Transaction (with respect to Impac) or (ii) provides (or provides access to) any third party (other than a Designated Person) with non-public information concerning its business or assets with respect to any offer or proposal involving a Change of Control (with respect to) Servico or a Competing Transaction (with respect to Impac), as the case may be (any such third party referred to in this Section 7.4(j) with which Servico or Impac engages in such negotiations or provides (or provides access to) any such non-public information prior to the termination of this Agreement being hereafter referred to as a "Third Party").

         If this Agreement is terminated pursuant to this Section 7.4, written notice thereof shall promptly be given by the party electing such termination to the other party and, subject to the expiration of the cure periods provided in clauses (e) and (f) above, if any, this Agreement shall terminate without further actions by the parties and no party shall have any further obligations under this Agreement except to the extent provided in Section 8.8. Notwithstanding the termination of this Agreement, the respective obligations of the parties under SECTIONS 5.8 (Confidentiality), 8.8 (Fees and Expenses), 8.12 (Litigation; Prevailing Party),
8.14 (Injunctive Relief), 8.15 (Governing Law) and 8.16 (Jurisdiction and Venue) shall survive the termination of this Agreement. Subject to Section 5.8 hereof, upon termination of this Agreement, each party shall return all documents and other materials of any other party relating to the transactions contemplated by this Agreement, whether so obtained before or after the execution of this Agreement, to the party furnishing the same.

                                  ARTICLE VIII
                                  MISCELLANEOUS
                                  -------------

         8.1 FURTHER ASSURANCES. The parties hereto shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership.

         8.2 NOTICES. Any notice or other communication under this Agreement shall be in writing and shall be delivered personally or sent by registered mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below their names on the signature pages of this Agreement (or at such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given when actually received or (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery, (b) in the case of registered U.S. mail, five days after deposit in the U.S. mail, or (c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise. A copy of any notices delivered to Servico or SHG shall also be sent to Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., 150 West Flagler Street, Suite 2200, Miami, Florida 33130, Attention:
Alison W. Miller, Esq. A copy of any notices delivered to Impac shall also be sent to Powell, Goldstein, Frazer & Murphy LLP, 191 Peachtree Street, N.E., Suite 1600, Atlanta, Georgia, 30303, Attention: Ken Harrigan, Esquire.

         8.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified in any way except by a written instrument executed by all of the parties hereto.

         8.4 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party without the written consent of the other parties hereto (whether by operation of Law or otherwise). Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

         8.5 WAIVER. At any time prior to the Effective Time, any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof may be amended by the parties hereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing duly executed on behalf of the appropriate party by a person who has been authorized by its Board of Directors or Manager, as the case may be, to execute waivers, extensions or amendments on its behalf. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement or any other agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

         8.6 NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

         8.7 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

         8.8 FEES AND EXPENSES.

                  (a) Except as set forth in Section 8.8(a) and (b) below, all fees and expenses incurred in connection with the Mergers, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, except that the fees for filing under the HSR Act and any termination or other fees payable to Nomura Asset Capital Corporation ("Nomura") pursuant to that certain $200 million loan commitment from Nomura, shall be shared equally between Impac and Servico, it being specifically agreed and acknowledged that if Nomura or any of its affiliates waives any portion of such fees, the benefit of such waiver shall inure equally to Servico and Impac.

                  (b) If this Agreement shall be terminated pursuant to Section 7.4(e) as the result of an intentional or willful breach by Impac of any representation, warranty or covenant contained herein, then Impac shall pay Servico an amount equal to all reasonable costs and out-of-pocket expenses (including reasonable attorneys' and advisors' fees) of up to $2.5 million incurred by Servico in connection with this Agreement and the transactions contemplated by this Agreement; provided, however, that if, within twelve (12) months after such termination of this Agreement Impac or any Impac Subsidiary shall consummate a Competing Transaction with any party with which or to which, prior to such termination, Impac or any Impac Subsidiary, directly or indirectly, (i) had negotiations or discussions regarding a potential Competing Transaction or (ii) provided (or provided access to) non-public information concerning its business or assets, then Impac shall pay Servico an amount equal to $10 million, less any amounts previously paid to Servico pursuant to this
Section 8.8(b) for costs and expenses.

                  (c) If this Agreement shall be terminated pursuant to Section 7.4(f) as the result of an intentional or willful breach by Servico of any representation, warranty or covenant contained herein, or terminated pursuant to
Section 7.4(i) then Servico shall pay Impac an amount equal to all reasonable costs and out-of-pocket expenses (including reasonable attorneys' and advisors' fees) of up to $2.5 million incurred by Impac in connection with this Agreement and the transactions contemplated by this Agreement.

                  (d) If this Agreement shall be terminated pursuant to Section 7.4(g), then Servico shall pay Impac an amount equal to all reasonable costs and out-of-pocket expenses (including reasonable attorneys' and advisors' fees) of up to $2.5 million incurred by Impac in connection with this Agreement and the transactions contemplated by this Agreement; provided, however, that if, within twelve (12) months after such termination of this Agreement, Servico shall consummate a Designated Change of Control (as hereafter defined), then Servico shall pay Impac an amount equal to $7.5 million, if the termination shall occur on or before April 10, 1998, $10 million if the termination shall occur after April 10, 1998 and on or before May 15, 1998, or $15 million if the termination shall occur after May 15, 1998, in any such case, less any amounts previously paid to Impac pursuant to this Section 8.8(d) for costs and expenses.

                  (e) (i) If this Agreement shall be terminated pursuant to
Section 7.4(h) and within twelve months after such termination of this Agreement such Change of Control shall have been consummated, then Servico shall pay Impac an amount equal to $10 million. For purposes of this Agreement, "Change of Control" shall mean either (A) a consensual merger, consolidation, share exchange, business combination or similar consensual transaction involving Servico pursuant to which any person, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) acquire more than 28% of the outstanding shares of Servico Common Stock; or (B) a sale, lease, exchange, transfer or other disposition of all or substantially all of Servico's business in a single transaction or series of related transactions. The provisions of this Section 8.8(e)(i) shall not apply to a Designated Change of Control (as defined in Section 8.8(e)(ii) below).

                      (ii) If this Agreement shall be terminated by Servico pursuant to Section 7.4(c), 7.4(d) or 7.4(e) (except for incorrect representations or warranties or breaches which have resulted in, or could reasonably be expected to result in, an Impac Material Adverse Effect, in which case no amount would be due hereunder), or by Impac pursuant to Section 7.4(d), 7.4(f) (and such breach is intentional or willful), or 7.4(h) and, within twelve
(12) months after such termination of this Agreement a Designated Change of Control (as hereafter defined) shall have been consummated, then Servico shall pay Impac an amount equal to $7.5 million, if the termination shall occur on or before April 10, 1998, $10 million if the termination shall occur after April 10, 1998, and on or before May 15, 1998, or $15 million if the termination shall occur after May 15, 1998. For purposes of this Agreement, "Designated Change of Control" shall mean a Change of Control transaction involving a Designated Person or its affiliates. In no event will a Designated Change of Control be deemed to exist for purposes of this Section 8.8(e) if, at the time of termination of this Agreement, there shall have occurred any event or condition which has resulted in, or could reasonably be expected to result in, an Impac Material Adverse Effect.

                  (f) If this Agreement shall be terminated pursuant to Section 7.4(j), then the non-terminating party shall, unless, prior to such termination, the terminating party has also provided non-pubic information concerning its business or assets to any Third Party (in which case, no reimbursement for expenses incurred shall be made), pay the terminating party an amount equal to all reasonable costs and out-of-pocket expenses (including reasonable attorneys' and advisors' fees) of up to $2.5 million incurred by the terminating party in connection with this Agreement and the transactions contemplated by this Agreement; provided, however, that if, within twelve months after such termination of this Agreement, (i) Impac or any Impac Subsidiary shall consummate a Competing Transaction with a Third Party, then Impac shall pay Servico an amount equal to $10 million, less any amounts previously paid to Servico pursuant to this Section 8.8(f) for reimburse ment of costs and expenses and (ii) if Servico consummates a Change of Control with a Third Party, then Servico shall pay Impac an amount equal to $10 million, less any amounts previously paid to Impac pursuant to this Section 8.8(f) for reimbursement of costs and expenses.

                  (g) Each party agrees that the actual damages accruing from termination of this Agreement pursuant to the termination provisions referenced in Section 8.8(b), (c), (d), (e) or (f) are incapable of precise estimation and would be difficult to prove, and that the damages stipulated herein bear a reasonable relationship to the potential injury likely to be sustained in the event of termination pursuant to such occurrence. The payments stipulated in
Section 8.8(b), (c), (d), (e) or (f) are intended by the parties to provide just compensation in the event of termination pursuant to said termination provision referenced in Section 8.8(b), (c), (d), (e) or (f), and are not intended to compel performance or to constitute a penalty for nonperformance.

                  (h) Any payment required to be made pursuant to Section 8.8(b), (c), (d), (e) or (f) shall be made not later than five business days after the occurrence of the event for which a party is entitled to payment and delivery by such party to the other party of a notice of demand for payment, provided that such notice shall include an itemization setting forth in reasonable detail all expenses of such party for which it is entitled to reimbursement hereunder (which itemization may be supplemented and updated from time to time by such party until the sixtieth day after such party delivers such notice of demand for payment). All payments required to be made pursuant to this
Section 8.8 shall be made by wire transfer of immediately available funds to an account designated by such party in the notice of demand for payment delivered pursuant to this Section 8.8(h).

                  (i) In the event a party shall fail to make any payment required pursuant to Section 8.8(b), (c), (d), (e) or (f), the amount of any such required payment shall be increased to include the costs and expenses actually incurred or accrued by the other party (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.8, together with interest on such unpaid amounts commencing on the date that such payment under Section 8.8(b), (c), (d), (e) or
(f) became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, from time to time, as such bank's base rate plus 2.00%.

         8.9 SECTION HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

         8.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the several parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument.

         8.11 TIME OF ESSENCE. Wherever time is specified for the doing or performance of any act or the payment of any funds, time shall be considered of the essence.

         8.12 LITIGATION; PREVAILING PARTY. In the event of any litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party and the non-prevailing party shall pay upon demand all reasonable fees and expenses of counsel for the prevailing party.

         8.13 REMEDIES CUMULATIVE. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

         8.14 INJUNCTIVE RELIEF. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

         8.15 GOVERNING LAW. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Florida without reference to the choice of law principles thereof.

         8.16 JURISDICTION AND VENUE. This Agreement shall be subject to the exclusive jurisdiction and venue of the courts of Palm Beach County, Florida. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Florida by virtue of a failure to perform an act required to be performed in the State of Florida and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Florida for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in Palm Beach County, Florida, and further irrevocably waive any claim that any suit, action or proceeding brought in Palm Beach County, Florida has been brought in an inconvenient forum.

         8.17 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the following meanings:

                  (a) "AFFILIATE" has the meaning specified in Rule 144 promulgated by the SEC under the Securities Act;

                  (b) "BUSINESS DAY" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in the City of New York, USA;

                  (c) "IMPAC MATERIAL ADVERSE EFFECT" means any change in or effect on the business of Impac and the Impac Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Impac and the Impac Subsidiaries taken as a whole;

                  (d) "KNOWLEDGE" means, with respect to any matter in question, that the executive officers and Manager of Impac or Servico, as the case may be,
(i) have actual knowledge of such matter or (ii) after due investigation, should have known of such matter;

                  (e) "LAW" means any federal, state or local statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law of the United States or any other jurisdiction;

                  (f) "MEMBERSHIP INTEREST" means a member's rights in the subject limited liability company, collectively, including the member's share of the profits and losses of the limited liability company, the right to receive distributions of the limited liability company's assets, and any right to vote or participate in management;

                  (g) "PERSON" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "PERSON" as defined in

Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government;

                  (h) "SERVICO MATERIAL ADVERSE EFFECT" means any change in or effect on the business of Servico and the Servico Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Servico and the Servico Subsidiaries taken as a whole;

                  (i) "SUBSIDIARY" or "SUBSIDIARIES" of any person means any corporation, limited liability company, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, more than fifty percent of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; and

                  (j) "TAX" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, transportation, transportation excise, registration, value added, documentary stamp, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax or governmental charge, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any affiliated group (or being included (or required to be included) in any tax return relating thereto).

                  IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.




                                   SERVICO, INC., a Florida
                                   corporation



                                   By:
                                      -----------------------------------------
                                   Name: David A. Buddemeyer
                                   Title: President and Chief Executive Officer
                                   Address: 1601 Belvedere Road
                                            West Palm Beach, Florida  33406



                                   SERVICO HOTEL GROUP, INC.,
                                   a Delaware corporation




                                   By:
                                      -----------------------------------------
                                   Name: David A. Buddemeyer
                                   Title: Chief Executive Officer
                                   Address: 1601 Belvedere Road
                                            West Palm Beach, Florida  33406



                                   IMPAC HOTEL GROUP, L.L.C.,
                                   a Georgia limited liability company



                                   By:
                                      -----------------------------------------
                                   Name:  Robert S. Cole
                                   Title: President and Manager
                                   Address: 3445 Peachtree Road, N.E.
                                            Suite 7800
                                            Atlanta, Georgia 30326



                                   SHG-S SUB, INC.,
                                   a Florida corporation




                                   By:
                                      -----------------------------------------
                                   Name: David A. Buddemeyer
                                   Title: President
                                   Address: 1601 Belvedere Road
                                            West Palm Beach, Florida  33406




                                   SHG-I SUB, L.L.C.,
                                   a Georgia limited liability company



                                   By:
                                      -----------------------------------------
                                   Name: David A. Buddemeyer
                                   Title: Manager
                                   Address: 1601 Belvedere Road
                                            West Palm Beach, Florida  33406



                                      -45-